Exhibit 4.51
OFFICE LEASE

BY AND BETWEEN

PARK CENTER PLAZA INVESTORS, L.P.,
a Delaware limited partnership,
as Landlord

and

OVERLAND STORAGE, INC.,
a California corporation,
as Tenant

For Premises at 125 South Market Street, San Jose, CA

BPG\Cityview
{2130-0120/00107196;3}

TABLE OF CONTENTS

ARTICLE 1	SALIENT LEASE TERMS 1

ARTICLE 2	ADDITIONAL DEFINITIONS 3

ARTICLE 3	PREMISES AND COMMON AREAS 9

ARTICLE 4	TERM AND POSSESSION 11

ARTICLE 5	MINIMUM MONTHLY RENT 13

ARTICLE 6	ADDITIONAL RENT 13

ARTICLE 7	ACCORD AND SATISFACTION 15

ARTICLE 8	SECURITY DEPOSIT 15

ARTICLE 9	USE 16

ARTICLE 10	COMPLIANCE WITH LAWS AND REGULATIONS 17

ARTICLE 11	SERVICE AND EQUIPMENT 19

ARTICLE 12	ALTERATIONS 22

ARTICLE 13	PROPERTY INSURANCE 24

ARTICLE 14	INDEMNIFICATION, WAIVER OF CLAIMS AND SUBROGATION 24

ARTICLE 15	LIABILITY INSURANCE 25

ARTICLE 16	INSURANCE POLICY REQUIREMENTS & INSURANCE DEFAULTS 26

ARTICLE 17	FORFEITURE OF PROPERTY AND LESSOR’S LIEN 27

ARTICLE 18	MAINTENANCE AND REPAIRS 27

ARTICLE 19	DESTRUCTION 29

ARTICLE 20	CONDEMNATION 30

ARTICLE 21	ASSIGNMENT AND SUBLETTING 31

ARTICLE 22	ENTRY BY LESSOR 35

ARTICLE 23	INTENTIONALLY DELETED 35

ARTICLE 24	DEFAULT 35

ARTICLE 25	REMEDIES UPON DEFAULT 36

ARTICLE 26	BANKRUPTCY 38

ARTICLE 27	SURRENDER OF LEASE 39

ARTICLE 28	LANDLORD’S EXCULPATION 39

ARTICLE 29	ATTORNEYS’ FEES 39

ARTICLE 30	NOTICES 39

ARTICLE 31	SUBORDINATION AND FINANCING PROVISIONS 40

ARTICLE 32	ESTOPPEL CERTIFICATES 41

ARTICLE 33	LETTER OF CREDIT 42

ARTICLE 34	OPTION TO RENEW 44

ARTICLE 35	RIGHT OF FIRST OFFER 45

ARTICLE 36	TEMPORARY SPACE 46

ARTICLE 37	SIGNAGE 47

ARTICLE 38	MISCELLANEOUS PROVISIONS 48

EXHIBIT A - PLAN OF THE COMPLEX
EXHIBIT B - FLOOR PLAN OF THE PREMISES
EXHIBIT C - WORK LETTER FOR CONSTRUCTION OBLIGATIONS
EXHIBIT D - ACKNOWLEDGMENT OF COMMENCEMENT DATE
EXHIBIT E - RULES & REGULATIONS
EXHIBIT F - FORM OF LETTER OF CREDIT
EXHIBIT G - TEMPORARY SPACE
ADDENDUM NO. 1

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i

OFFICE LEASE

THIS OFFICE LEASE (“Lease”) is entered and dated for reference purposes only as February 9, 2010 (the “Lease Reference Date”), by and between “Landlord” and “Tenant” (as such terms are defined below).
ARTICLE 1    SALIENT LEASE TERMS
In addition to the terms defined throughout this Lease, the following salient terms shall have the following meanings when referred to in this Lease:
1.1    Rent Payment        PARK CENTER PLAZA INVESTORS, L.P.
Address:        100 West San Fernando, Suite 350
San Jose, California 95113
1.2    “Landlord”:        PARK CENTER PLAZA INVESTORS, L.P.,
a Delaware limited partnership
and
Notice

Address:	100 West San Fernando, Suite 350
San Jose, California 95113
                Attn.: Property Manager
1.3    “Tenant”:        OVERLAND STORAGE, INC., a California corporation

and
Notice
Address:        Prior to the Commencement Date:

Overland Storage
125 S. Market Street, Suite 750
San Jose, CA 95113
Attn: CFO

From and after the Commencement Date:
125 South Market Street, Suite 200
                San Jose, California 95113
                Attn.: CFO

1.4
“Premises”:    Approximately 20,777 square feet of Rentable Area, comprised of (i) Suite 200 at the Building, which consists of 10,879 square feet of Rentable Area (“Suite 200”), and (ii) Suite 1300 at the Building, which consists of 9,898 square feet of Rentable Area (“Suite 1300”).

1.5
“Building”:    That building located at 125 South Market Street, San Jose, California, containing approximately 159,216 square feet of Rentable Area, which shall be deemed the actual square footage of Rentable Area in the Building.

1.6	“Complex”: Cityview Plaza, consisting of the Building and those certain office buildings located at Cityview Plaza, San Jose, California, and the Common Areas

(hereinafter defined) together with the parcel or parcels in common ownership therewith and/or contiguous thereto, as outlined in Exhibit A attached hereto.

1.7	“Estimated
Commencement
Date”:    June 1, 2010

1.8
“Term”:    Eighty-four (84) months following the Commencement Date, plus any partial month for the month in which the Commencement Date occurs if the Commencement Date occurs on other than the first day of a calendar month. If the Commencement Date is other than the first day of a calendar month, the first month shall include the remainder of the calendar month in which the Commencement Date occurs plus the first full calendar month thereafter, and Minimum Monthly Rent for such first month shall include the full Minimum Monthly Rent for the first full calendar month plus Minimum Monthly Rent for the partial month in which the Commencement Date occurs prorated on a daily basis at the Minimum Monthly Rent per square foot rate provided for the first calendar month of the Term of this Lease.

1.9	“Minimum
Monthly Rent”:
Minimum Monthly Rent for Suite 200:

Time Period	Monthly Rate per Square Foot	Minimum Monthly Rent
Months 1 – 12	$1.00	$10,879.00
Months 13 – 24	$2.00	$21,758.00
Months 25 – 36	$2.05	$22,301.95
Months 37 – 48	$2.10	$22,845.90
Months 49 – 60	$2.30	$25,021.70
Months 61 – 84	$2.35	$25,565.65

Minimum Monthly Rent for Suite 1300:

Time Period	Monthly Rate per Square Foot	Minimum Monthly Rent
Months 1 – 12	$0.00	$0.00
Months 13 – 24	$2.20	$21,775.60
Months 25 – 36	$2.25	$22,270.50
Months 37 – 48	$2.30	$22,765.40
Months 49 – 60	$2.50	$24,745.00
Months 61 – 72	$2.60	$25,734.80
Months 73 – 84	$2.70	$26,724.60

1.10	“Base Year

Costs”:	The actual costs in calendar year 2010 for Base Operating Costs, Base Taxes and Base Insurance.

1.11	“Security Deposit”: A Letter of Credit (as defined in Section 33 below), in the amount of $86,000.00, subject to reduction as set forth in Section 33.

1.12	“Permitted Use”: The Premises shall be used solely for general office use, and for no other use.

1.13	“Proportionate
Share”:    Tenant’s initial Proportionate Share is 13.05% based on the ratio that the Rentable Area of the Premises (i.e., 20,777 square feet) bears to the Rentable Area of the Building (i.e., 159,216 square feet).

1.14	“Declaration of
Restrictions”:    That certain Ninth Amended Park Center Redevelopment Plan adopted June 25, 1996, City Council Ordinance No. 25112.

1.15	“Broker”: Colliers International, for both Landlord and Tenant

1.16	“Reciprocal Easement

Agreement”:
That certain Grant of Reciprocal Easements and Agreement for Maintenance dated as of September 22, 1970 and recorded in Book 9072 at Page 22 of the Official Records of Santa Clara County, California, as amended.

1.17	Contents: Included as part of this Lease are the following Exhibits and addenda which are attached hereto and incorporated herein by this reference:

Exhibits:	A - Plan of the Complex B - Floor Plan of the Premises C - Work Letter for Construction Obligations D - Acknowledgment of Commencement Date E - Rules & Regulations F - Form of Letter of Credit
G - Temporary Space
Addendum No. 1

ARTICLE 2    ADDITIONAL DEFINITIONS
The terms defined in this Article 2 shall, for all purposes of this Lease and all agreements supplemental hereto, have the meanings herein specified, unless expressly stated otherwise.
“Base Operating Costs” means the Operating Costs for the calendar year set forth in Section 1.10 hereof. In addition, if any classes or types of expenses included in Base Operating Costs do not regularly recur in any subsequent Lease Year, such classes or types of expenses shall be removed from the Base Operating Costs for purposes of calculating the additional Rent due hereunder for such Lease Year; provided, however, to the extent such an expense recurs in a particular Lease Year, such expense shall be included in the Base Operating Costs for purposes of calculating the additional Rent due hereunder for such Lease Year.
“Base Insurance” means the Insurance Costs for the calendar year set forth in Section 1.10 hereof.
“Base Taxes” means the Taxes for the calendar year set forth in Section 1.10 hereof.

“Commencement Date” shall mean the date by which the Tenant Improvements to be constructed by Landlord pursuant to Exhibit C, if any, have been “Substantially Completed”, subject to “Tenant Delays” and “Force Majeure Delays” (as such terms are defined below), and provided Tenant has had early access to the Premises for at least fifteen (15) days prior to commencement of the Lease to prepare the Premises for occupancy in accordance with Section 4.3. The Commencement Date is estimated to be June 1, 2010 (the “Estimated Commencement Date”). However, if there is any delay in the Tenant Improvements being Substantially Completed due to any Tenant Delay, then such delay shall thereupon effect a postponement of the date by which Landlord is obligated to Substantially Complete the Tenant Improvements; however, the Commencement Date shall be deemed the date the Tenant Improvements would have been completed but for the Tenant Delays. Thus, the date for commencement of Rent and all additional rent shall not be delayed by Tenant Delay.
“Force Majeure” is described as whenever a period of time is prescribed for the taking of an action by Landlord or Tenant, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, civil disturbances and other causes beyond the reasonable control of the performing party.
“Common Areas” shall mean all areas and facilities outside the Premises within the exterior boundaries of the parcel of land containing the Building of which the Premises form a part, together with the exterior plaza and access areas within the Complex, all as provided and designated by Landlord from time to time for the general use and convenience of Tenant and of other tenants of Landlord having the common use of such areas, and their respective authorized representatives and invitees. As of the date of this Lease, Common Areas include, without limitation, corridors, stairways, elevator shafts, janitor rooms in the Building, the Cityview Plaza parking garage, the driveways and landscaped areas in the Complex as generally outlined on Exhibit A attached hereto. Exhibit A is tentative and Landlord reserves the right to make alterations thereto from time to time.
“Insurance Costs” shall mean all premiums and costs and expenses for all policies of insurance which may be obtained by Landlord in its reasonable discretion for (a) the Premises, Building and the Common Areas of the Complex, or any blanket policies which include the Building or Complex, covering damage thereto and loss of rents caused by fire and other perils Landlord elects to cover, including, without limitation, coverage for earthquakes and floods, (b) commercial general liability insurance for the benefit of Landlord and its designees and (c) such other coverage Landlord reasonably elects to obtain for the Premises, Building or Common Areas of the Complex, including, without limitation, coverage for environmental liability and losses. Notwithstanding anything to the contrary, Landlord reserves the right to reasonably adjust the Base Insurance Costs if such Base Insurance costs include coverages for perils not required or elected to be insured by Landlord in the future.
“Lease Year” means any fiscal year (as determined by Landlord), or portion thereof, following the commencement hereof, the whole or any part of which period is included within the Term. As of the date of this Lease, a Lease Year commences January 1 and ends December 31.
“Tenant Improvements” shall mean the tenant improvements, if any, to be constructed by Landlord pursuant to Exhibit C attached hereto.
“Operating Costs” means the total reasonable amounts paid or payable, whether by Landlord or others on behalf of Landlord, in connection with the ownership, maintenance, repair, replacement and operations of the Building and the Common Areas of the Complex in accordance with Landlord’s standard operating and accounting procedures. If the Complex consists of multiple buildings, certain Operating Costs may pertain to a particular building(s) and other Operating Costs to the Complex as a whole (such as Operating Costs for the Common Areas of the Complex). Operating Costs applicable to any particular building within the Complex shall be charged to the building in question whose tenants shall be responsible for payment of their respective proportionate shares in the pertinent building and other Operating Costs applicable to the Complex (such as the Common Areas of the Complex) shall be charged to each building in the Complex (including the Building) with the tenants in each such building being responsible for paying their respective proportionate shares in such building of such costs to the extent required under the applicable leases. Landlord shall in good faith attempt to allocate such Operating Costs to the buildings (including the Building). Operating Costs shall include, but not be limited to, the aggregate of the amount paid for:
(1)all fuel used in heating and air conditioning of the Building and Common Areas of the Complex;
(2)the amount paid or payable for all electricity furnished by Landlord to the Common Areas of the Complex (other than electricity furnished to and paid for by other tenants by reason of their extraordinary consumption of electricity and that furnished to the other building in the Complex for which the tenants of such other building are responsible for such electrical costs);
(3)the cost of periodic relamping and reballasting of lighting fixtures;
(4)the amount paid or payable for all hot and cold water (other than that chargeable to Tenants by reason of their extraordinary consumption of water and that furnished to other buildings in the Complex for which the tenants of such other building are responsible for such water costs) and sewer costs;
(5)the reasonable amount paid or payable for all labor and/or wages and other reasonable payments including cost to Landlord of workers’ compensation and disability insurance, payroll taxes, welfare and fringe benefits made to janitors, caretakers, and other employees, contractors and subcontractors of Landlord (including wages of the Building manager) involved in the management, operation, maintenance and repair of the Complex;
(6)painting for exterior walls of the Building and the Common Areas of the Complex; managerial and administrative expenses; the reasonable total charges of any independent contractors employed in the repair, care, operation, maintenance, and cleaning of the Building and Common Areas of the Complex;
(7)the amount paid or payable for all supplies occasioned by everyday wear and tear;
(8)the costs of climate control, window and exterior wall cleaning, telephone and utility costs of the Building and Common Areas of the Complex;
(9)the cost of accounting services necessary to compute the rents and charges payable by Tenants and keep the books of the Building and Common Areas of the Complex;
(10)reasonable fees for management, including, without limitation, office rent, supplies, equipment, salaries, wages, bonuses and other compensation (including fringe benefits, vacation, holidays and other paid absence benefits) relating to employees of Landlord or its agents engaged in the management, operation, repair, or maintenance of the Building and/or Common Areas of the Complex;
(11)reasonable fees for legal, accounting (including, without limitation, any outside audit as Landlord may elect in its sole and absolute discretion), inspection and consulting services;
(12)the cost of operating, repairing and maintaining the Building elevators;
(13)the cost of porters, guards, alarm and other protection services;
(14)the cost of establishing and maintaining the Building’s directory board;

(15)payments for general maintenance and repairs to the plant and equipment supplying climate control to the Building and Common Areas of the Complex;
(16)the cost of supplying all services pursuant to Article 11 hereof to the extent such services are not paid by individual tenants;
(17)amortization of the costs, including repair and replacement, of all maintenance and cleaning equipment and master utility meters and of the costs incurred for repairing or replacing all other fixtures, equipment and facilities serving or comprising the Building and Common Areas of the Complex (including any equipment leasing costs associated therewith if applicable) which by their nature require periodic or substantial repair or replacement, and which are not charged fully in the year in which they are incurred, at rates on the various items determined from time to time by Landlord in accordance with sound accounting principles;
(18)community association dues, assessments and charges and property owners’ association dues, assessments and charges which may be imposed upon Landlord by virtue of any recorded instrument affecting title to the Building and the cost of any licenses, permits and inspection fees;
(19)all costs to upgrade, improve or change the utility, efficiency or capacity of any utility or telecommunication system serving the Building and the Common Areas of the Complex;
(20)the repair and replacement, resurfacing and/or repaving of any paved areas, curbs or gutters within the Building or Common Areas of the Complex;
(21)the repair and replacement of any equipment or facilities serving or located within the Complex;
(22)any fees, costs and expenses relating to operating, managing, owning, repairing and maintaining any fitness center(s), conference center(s), concierge services, or other amenities (if any) in the Complex, so long as Tenant has reasonable access to such amenities; and
(23)the cost of any capital repairs, improvements and replacements made by the Landlord to the Building or Common Areas of the Complex (“Capital Costs”). However, certain Capital Costs shall be includable in Operating Costs each year only to the extent of that fraction allocable to the year in question calculated by amortizing such Capital Cost over the reasonably useful life of the improvement resulting therefrom, as determined by Landlord in its good faith discretion, with interest on the unamortized balance at the higher of (i) eight percent (8%) per annum; or (ii) the interest rate as may have been paid by Landlord for the funds borrowed for the purpose of performing the work for which the Capital Costs have been expended, but in no event to exceed the highest rate permissible by law. Tenant will not be responsible for the unamortized portion of Capital Costs for the useful life period after the end of the Term of this Lease, as the same may be extended. The Capital Costs subject to such amortization procedure are restricted to the following two categories: (a) those costs for capital improvements to the Building or Common Areas of the Complex of a type which do not normally recur more frequently than every five (5) years in the normal course of operation and maintenance of such facilities (specifically excluding painting of all or a portion of the Complex); and (b) costs incurred for the purpose of reducing other operating expenses or utility costs, from which Tenant can expect a reasonable benefit, or that are required by governmental law, ordinance, regulation or mandate, not applicable to the Complex at the time of the original construction.
Operating Costs shall not include any of the following for purposes of calculating Tenant's Proportionate Share of increases in Operating Costs over Base Operating Costs:
a.    Legal or accounting expenses incurred expressly for negotiating a lease with a particular tenant, or as a result of a default of a specific tenant;

b.    Depreciation or amortization of the Building or its contents or components, except to the extent of amortization of Capital Costs as provided above;
c.    Expenses for the construction of tenant improvements in premises leased or to be offered for lease to another tenant;
d.    Expenses incurred in leasing or obtaining new tenants or retaining existing tenants, including leasing commissions, legal expenses, advertising or promotion;
e.    Legal expenses incurred in enforcing the terms of any lease;
f.    Interest, amortization or other costs, including legal fees, associated with any mortgage, loan or refinancing of the Building, or the Common Areas or the parcel containing the Building and Common Areas;
g.    The cost of any item or service for which Tenant or any other tenant of the Complex separately reimburses Landlord (other than as part of its applicable Proportionate Share of Operating Costs) or pays to third parties, or that Landlord provides selectively to one or more tenants of the Building and which is not offered or made available to Tenant, whether or not Landlord is reimbursed by such other tenant(s);
h.    Charitable contributions and political donations;
i.    All bad debt loss, rent loss, or reserve for bad debt or rent loss; and
j.    Any cost or expense related to testing, surveying, removal, cleaning, abatement or remediation of Hazardous Materials existing as of the date of this Lease in or about the Building or Complex except to the extent such removal, cleaning, abatement or remediation is related to the general repair and maintenance of the Building; provided, however, notwithstanding the foregoing, Operating Costs shall include the cost of Landlord’s annual environmental audit.
“Proportionate Share” or “Pro Rata Percent” shall be that fraction (converted to a percentage) the numerator of which is the Rentable Area (hereinafter defined) of the Premises and the denominator of which is the Rentable Area of the Building. Tenant’s Proportionate Share as of the commencement of the Term hereof is specified in Section 1.13. Said Proportionate Share shall be recalculated by Landlord as may be required effective as at the commencement of any period to which the calculation is applicable in this Lease. Notwithstanding the preceding provisions of this Section, Tenant’s Proportionate Share as to certain expenses may be calculated differently to yield a higher percentage share for Tenant as to certain expenses in the event Landlord permits other tenants in the Building to directly incur such expenses rather than have Landlord incur the expense in common for the Building (such as, by way of illustration, wherein a tenant performs its own janitorial services). In such case Tenant’s Proportionate Share of the applicable expense shall be calculated as having as its denominator the Rentable Area of all floors rentable to tenants in the Building less the Rentable Area of tenants who have incurred such expense directly. In any case in which Tenant, with Landlord’s consent, incurs such expenses directly, Tenant’s Proportionate Share will be calculated specially so that expenses of the same character which are incurred by Landlord for the benefit of other tenants in the Building shall not be prorated to Tenant. Nothing herein shall imply that Landlord will permit Tenant or any other tenant of the Building to incur any Operating Costs. Any such permission shall be in the sole discretion of the Landlord, which Landlord may grant or withhold in its arbitrary judgment.
“Real Estate Taxes” or “Taxes” shall mean and include all general and special taxes, assessments, fees of every kind and nature, duties and levies, charged and levied upon or assessed by any governmental authority against the parcel containing the Building and all other improvements on such parcel, including the various estates in such parcel and the Building and improvements thereon, any leasehold improvements, fixtures, installations, additions and equipment, whether owned by Landlord or Tenant or any other tenant; except that it shall exclude any taxes of the kind covered by Section 6.1 hereof to the extent Landlord is reimbursed therefor by any tenant in the Building. Real Estate Taxes shall also include the reasonable cost to Landlord of contesting the amount, validity, or the applicability of any Taxes mentioned in this Section but only to the extent of the savings. Further included in the definition of Taxes herein shall be general and special assessments, license fees, commercial rental tax, levy, or tax (other than inheritance or estate taxes) imposed by any authority having the direct or indirect power to tax, as against any legal or equitable interest of Landlord in the Premises, Building, parcel or in the Complex or on the act of entering into this Lease or, as against Landlord’s right to rent or other income therefrom, or as against Landlord’s business of leasing the Premises, Building, parcel or the Complex, any tax, fee, or charge with respect to the possession, leasing, transfer of interest, operation, management, maintenance, alteration, repair, use, or occupancy by Tenant, of the Premises, Building, parcel or any portion thereof or the Complex, or any tax imposed in substitution, partially or totally, for any tax previously included within the definition of Taxes herein, or any additional tax, the nature of which may or may not have been previously included within the definition of Taxes. Further, if at any time during the term of this Lease the method of taxation or assessment of real estate or the income therefrom prevailing at the time of execution hereof shall be, or has been altered so as to cause the whole or any part of the Taxes now or hereafter levied, assessed or imposed on real estate to be levied, assessed or imposed upon Landlord, wholly or partially, as a capital levy, business tax, fee, permit or other charge, or on or measured by the Rents received therefrom, then such new or altered taxes, regardless of their nature, which are attributable to the land, the Building or to other improvements on the land shall be deemed to be included within the term “Real Estate Taxes” for purposes of this Section, whether in substitution for, or in addition to any other Real Estate Taxes, save and except that such shall not be deemed to include any enhancement of said tax attributable to other income of Landlord. With respect to any general or special assessments which may be levied upon or against the Premises, Building, Complex, or the underlying realty, or which may be evidenced by improvement or other bonds, and may be paid in annual or semi-annual installments, only the amount of such installment, prorated for any partial year, and statutory interest shall be included within the computation of Taxes for which Tenant is responsible hereunder.
The parcel containing the Building is a separate tax parcel that may also contain other buildings on such parcel. In such event and if the Building and the buildings and improvements are currently included in the same tax bill and contain different size and types of improvements, Landlord shall have the right to allocate the Taxes to each such building in accordance with Landlord’s reasonable accounting and management principles.
Notwithstanding anything to the contrary contained in the foregoing definition of Real Estate Taxes, Tenant shall not be responsible or liable for the payment of any state or federal income taxes assessed against Landlord, or any estate, succession or inheritance taxes of Landlord, or corporation franchise taxes imposed upon the corporate owner of the fee of the Building.

“Rent” “rent” or “rental” means Minimum Monthly Rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease.
“Rentable Area” as used in this Lease shall be determined as follows:
(a)Single Tenant Floor. As to each floor of the Building on which the entire space rentable to tenants is or will be leased to one tenant, Rentable Area shall be the entire area bounded by the inside surface of the exterior glass walls on such floor, including all areas used for elevator lobbies, corridors, special stairways, special elevators, restrooms, mechanical rooms, electrical rooms and telephone closets, without deduction for columns and other structural portions of the Building or vertical penetrations that are included for the special use of Tenant, but excluding the area contained within the interior walls of the Building stairs, fire towers, vertical ducts, elevator shafts, flues, vents, stacks, pipe shafts, and the rentable square footage described in Paragraph (c) below.
(b)Multi-Tenant Floor. As to each floor of the Building on which space is or will be leased to more than one tenant, Rentable Area attributable to each such lease shall be the total of (i) the entire area included within the Premises covered by such lease, being the area bounded by the inside surface of any exterior glass walls, the exterior of all walls separating such Premises from any public corridors or other public areas on such floor, and the centerline of all walls separating such Premises from other areas leased or to be leased to other tenants on such floors, (ii) a pro rata portion of the area within the elevator lobbies, corridors, restrooms, mechanical rooms, electrical rooms, telephone closets and their enclosing walls situated on such floor, and (iii) the rentable square footage described in Paragraph (c) below.
(c)Building Load. In any event, Rentable Area shall also include Tenant’s Proportionate Share of the lobbies of the Building and Tenant’s Proportionate Share of the area of the emergency equipment, fire pump equipment, electrical switching gear, telephone equipment and mail delivery facilities serving the Building.
(d)Deemed Square Footage. The Rentable Area of the Premises is deemed to be the square footage set forth in Section 1.4 of this Lease as of the date hereof, and Rentable Area of the Building is deemed to be the square footage set forth in Section 1.5 hereof. From time to time at Landlord’s option, Landlord may re-measure the Rentable Area of the Premises and the Building and any other building on the parcel containing the Building and any other building, which determination shall be conclusive and thereon Tenant’s Proportionate Share shall be adjusted accordingly.
“Structural” as herein used shall mean any portion of the Premises, Building or Common Areas of the Complex which provides bearing support to any other integral member of the Premises, Building or Common Areas of the Complex such as, by limitation, the roof structure (trusses, joists, beams), posts, load bearing walls, foundations, girders, floor joists, footings, and other load bearing members constructed by Landlord.
“Substantially Completed” means that all Tenant Improvements have been performed, other than any details of construction, mechanical adjustment or any other similar matter, the noncompletion of which does not materially interfere with Tenant’s use of the Premises.
“Tenant Delay” means any act or omission of Tenant or any Tenant’s Parties (defined in Section 10.3(c)) that delays the Tenant Improvements being Substantially Completed, including, without limitation: (1) Tenant’s failure to furnish information or approvals within any time period specified in this Lease, including the failure to prepare or approve preliminary or final plans by any applicable due date; (2) Tenant’s selection of equipment or materials that have long lead times after first being informed by Landlord that the selection may result in a delay; (3) changes requested or made by Tenant to previously approved plans and specifications; (4) performance of work in the Premises by Tenant or Tenant’s contractor(s) during the performance of the Tenant Improvements; or (5) if the performance of any portion of the Tenant Improvements depends on the prior or simultaneous performance of work by Tenant, a delay by Tenant or Tenant’s contractor(s) in the completion of such work.
ARTICLE 3    PREMISES AND COMMON AREAS
3.1    Demising Clause. Landlord hereby leases to Tenant, and Tenant hires from Landlord the Premises, consisting of the approximate square footage listed in Section 1.4 of the Salient Lease Terms, which the parties agree shall be deemed the actual square footage, subject to change by Landlord in connection with changes in the Rentable Area of the floor on which the Premises are located.
3.2    Reservation. Landlord reserves the area beneath and above the Building as well as the exterior thereof together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires, and structural elements leading through the Premises serving other parts of the Building and Common Areas of the Complex, so long as such items are concealed by walls, flooring or ceilings. Such reservation in no way affects the maintenance obligations imposed herein. Landlord may change the shape, size, location, number and extent of the improvements to any portion of the Building or Common Areas of the Complex and/or the address or name of the Building without the consent of Tenant, so long as the existing quality of the Building is substantially maintained.

3.3    Covenants, Conditions and Restrictions. The parties agree that this Lease is subject to the effect of (a) any covenants, conditions, restrictions, easements, mortgages or deeds of trust, ground leases, rights of way of record, and any other matters or documents of record, including, without limitation, the Declaration of Restrictions referred to in the Salient Lease Terms; (b) any zoning laws of the city, county and state where the Complex is situated; and (c) general and special taxes not delinquent. Tenant agrees that as to its leasehold estate, Tenant and all persons in possession or holding under Tenant will conform to and will not violate the terms of any covenants, conditions or restrictions of record which may now or hereafter encumber the Building or the Complex of which Tenant has been given notice, including, without limitation, the Declaration of Restrictions referred to in the Salient Lease Terms (hereinafter the “restrictions”). This Lease is subordinate to the restrictions and any amendments or modifications thereto.
3.4    Common Areas. Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Building or the Complex. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Landlord or Landlord’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.
(a)Common Areas Changes. Landlord shall have the right, in Landlord’s sole discretion, from time to time so long as such changes do not materially interfere with the operation of Tenant’s business:
(1)    To make changes and reductions to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways, so long as such changes do not result in reducing the number of Tenant's parking spaces;
(2)    Upon reasonable prior notice, to close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;
(3)    To designate other land outside the boundaries of the Building to be a part of the Common Areas;
(4)    To add additional improvements to the Common Areas;
(5)    To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building or Complex, or any portion thereof;
(6)    To do and perform such other acts and make such other changes in, to or with respect to the Common Areas, Building and Complex as Landlord may, in the exercise of sound business judgment, deem to be appropriate and as are consistent with substantially maintaining the quality of the Common Areas, Building and Complex as they currently exist.
(b)Common Area Maintenance. Landlord shall, in Landlord’s sole discretion, maintain the Common Areas (subject to reimbursement pursuant to this Lease), establish and enforce reasonable rules and regulations concerning such areas, close any of the Common Areas to whatever extent required in the opinion of Landlord’s counsel to prevent a dedication of any of the Common Areas or the accrual of any rights of any person or of the public to the Common Areas, close temporarily any of the Common Areas for maintenance purposes, and make changes to the Common Areas including, without limitation, changes in the location of driveways, corridors, entrances, exits, the designation of areas for the exclusive use of others, the direction of the flow of traffic or construction of additional buildings thereupon. Landlord may provide security for the Common Areas, but is not obligated to do so. Under no circumstances shall Landlord be liable or responsible for any acts or omissions of any party providing any services to the Common Areas, Building or other improvements, including, without limitation, any security service, notwithstanding anything to the contrary contained in this Lease, except to the extent caused by the gross negligence or willful misconduct of Landlord.
ARTICLE 4    TERM AND POSSESSION
4.1    Commencement Date. The Term of this Lease shall commence on the Commencement Date and shall be for the term specified in Section 1.8 hereof (which includes as set forth in Section 1.8 any partial month at the commencement of the Term if the Term commences other than on the first day of the calendar month).
4.2    Acknowledgment of Commencement. After delivery of the Premises to Tenant, Tenant shall execute a written acknowledgment of the Commencement Date in the form attached hereto as Exhibit D, and by this reference it shall be incorporated herein.
4.3    Pre-Term Possession. Landlord agrees that Tenant and the agents, employees or contractors of Tenant may enter, use and occupy the Premises commencing approximately fifteen (15) days prior to the Commencement Date. Such pre-term possession for Tenant’s entry, use or occupancy shall be subject to all the provisions of this Lease other than the payment of Minimum Monthly Rent, including, without limitation, Tenant’s compliance with the insurance and indemnity requirements of this Lease. Said early possession shall not advance the termination date of this Lease. Tenant agrees that such early occupancy shall not materially interfere with the progress of Landlord’s work (if any) by such entry. Should such entry prove an impediment to the progress of Landlord’s work, in Landlord’s reasonable judgment, Landlord may demand that Tenant forthwith vacate the Premises until such time as Landlord’s work is complete, and Tenant shall immediately comply with this demand; provided, however, that Tenant shall in all events be provided with at least fifteen (15) days access to the Premises prior to the Commencement Date to prepare the Premises for Tenant’s occupancy.
4.4    Delay. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant with the Tenant Improvements Substantially Completed at the Estimated Commencement Date, this Lease shall not be void or voidable; however, the Landlord will be pay Tenant’s current landlord an amount equal to the Tenant’s base monthly lease payments at Tenant’s current premises in Milpitas for the period from July 1, 2010 through the actual date of delivery of possession to Tenant with the Tenant Improvements Substantially Completed, absent any Tenant Delay. If Landlord does not deliver the Premises to Tenant by the Estimated Commencement Date, Tenant shall have the right to continue to occupy the Temporary Space (as defined in Section 36.1 of this Lease) in accordance with Article 36 of this Lease through the actual date of delivery of possession to Tenant with the Tenant Improvements Substantially Completed. If Landlord does not deliver the Premises to Tenant within three (3) months beyond the Estimated Commencement Date, then Landlord or Tenant may elect to terminate this Lease by written notice to the other within ten (10) business days following the expiration of such period of three (3) months.
4.5    Acceptance of Work. Within thirty (30) days following the date Tenant takes possession of the Premises, Tenant may provide Landlord with a punch list which sets forth any corrective work to be performed by Landlord with respect to work performed by Landlord; provided, however, that Tenant’s obligation to pay Rent and other sums under this Lease shall not be affected thereby. Landlord will use commercially reasonable efforts to resolve all punch list items within 30 days of Tenant’s delivery of the list. If Tenant fails to submit a punch list to Landlord within such thirty (30) day period, Tenant agrees that by taking possession of the Premises it will conclusively be deemed to have inspected the Premises and found the Premises in satisfactory condition, with all work required of Landlord completed. Tenant acknowledges that neither Landlord, nor any agent, employee or servant of Landlord, has made any representation or warranty, expressed or implied, with respect to the Premises, Building or Common Areas of the Complex, or with respect to the suitability of them to the conduct of Tenant’s business, nor has Landlord agreed to undertake any modifications, alterations, or improvements of the Premises, Building or Common Areas of the Complex, except as specifically provided in this Lease.
Landlord agrees that the Tenant Improvements will be constructed in a good and workmanlike manner, with materials consistent with the class of the Building (except as provided to the contrary in the final Plans, as such term is defined in Exhibit C), in compliance with all local, state and federal regulations, laws, ordinances and orders (including but not limited to the Americans with Disabilities Act and Environmental Laws as defined in Article 10), as such regulations, laws, ordinances and orders apply and are interpreted as of the date of delivery of possession to Tenant with the Tenant Improvements Substantially Completed, and based on the Tenant Improvements to be installed by Landlord. Landlord agrees, at its sole cost and expense, to promptly repair or replace any defective item in the Tenant Improvements occasioned by poor workmanship and/or materials during a one year period following the date of delivery of possession to Tenant with the Tenant Improvements Substantially Completed (the "Warranty Period"). The foregoing warranty shall be subject to, and limited by, the following:
a.Tenant shall provide prompt written notice to Landlord of a defective condition. Once Landlord is notified in writing of any breach of the above-described warranty, Landlord shall commence the cure of such breach as soon as is reasonably possible and complete such cure with diligence at soon as is reasonably possible at Landlord's sole cost and expense.
b.Landlord's liability pursuant to such warranty shall be limited to the cost of correcting the defect or other matter in question. In no event shall Landlord be liable to Tenant for any damages or liability incurred by Tenant as a result of such defect or other matter including, without limitation, damages resulting from any loss of business by Tenant or other consequential damages, except to the extent Tenant's damages result from Landlord's gross negligence or willful misconduct.
c.Notwithstanding anything contained herein, Landlord shall not be liable for any defect in design, construction, or equipment furnished which is discovered and of which Landlord receives written notice from Tenant after the Warranty Period.
d.With respect to defects for which Landlord is not responsible pursuant to subparagraph (c) above, Tenant shall have the benefit of any construction or equipment warranties existing in favor of Landlord that would assist Tenant in correcting such defect and in discharging its obligations regarding the repair and maintenance of the Premises. Upon request by Tenant Landlord shall inform Tenant of all written construction and equipment warranties existing in favor of Landlord which affect the Tenant Improvements. At no cost to Landlord, Landlord shall cooperate with Tenant in enforcing such warranties, so long as Tenant pays all costs in connection therewith.
4.6    Failure to Take Possession. Tenant’s inability or failure to take possession of the Premises when delivery is tendered by Landlord shall not delay the Commencement Date of this Lease or Tenant’s obligation to pay Rent. Tenant acknowledges that Landlord shall incur significant expenses upon the execution of this Lease, even if Tenant never takes possession of the Premises, including, without limitation, brokerage commissions and fees, legal or other professional fees, the costs of space planning and the costs of construction of Tenant Improvements in the Premises. Tenant acknowledges that all of said reasonable expenses, in addition to all other reasonable and customary expenses incurred and damages suffered by Landlord, shall be included in measuring Landlord’s damages should Tenant breach the terms of this Lease, except to the extent Landlord could have mitigated its damages and is required under applicable law to mitigate, including, without limitation, reusing the Tenant Improvements in the Premises in any re-letting of the Premises to the extent such Tenant Improvements meet another tenant’s occupancy requirements.

ARTICLE 5    MINIMUM MONTHLY RENT
5.1    Payment. Tenant shall pay to Landlord at the address specified in Section 1.1, or at such other place as Landlord may otherwise designate, as “Minimum Monthly Rent” for the Premises the amount specified in Section 1.9 hereof, payable in advance on the first day of each month during the Term of this Lease. If the Term commences on other than the first day of a calendar month, the rent for the first partial month shall be prorated accordingly. All payments of Minimum Monthly Rent (including sums defined as rent in Section 2 shall be in lawful money of the United States, and payable without deduction, offset, counterclaim, prior notice or demand.
5.2    Late Payment. If during any twelve (12) month period, Tenant fails to pay Rent within five (5) days after receipt of notice that payment is past due on more than three occasions, then Landlord may, by giving written notice to Tenant, require that Tenant pay the Minimum Monthly Rent and other Rent to Landlord quarterly in advance.
ARTICLE 6    ADDITIONAL RENT
6.1    Personal Property, Gross Receipts, Leasing Taxes. This section is intended to deal with impositions or taxes directly attributed to Tenant or this transaction, as distinct from taxes attributable to the Building or Common Areas of the Complex which are to be allocated among various tenants and others. Tenant shall pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed against Tenant or Tenant's estate in this Lease or the property of Tenant situated within the Premises which become due during the Term. On ten (10) days’ prior written request by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If such taxes are included in the bill for the Real Estate Taxes for the Building or Complex, then Tenant shall pay to Landlord as additional rent the amount of such taxes by the later of ten (10) business days after demand from Landlord or with the next Rent payment.
6.2    Operating Costs, Taxes and Insurance.
(a)Base Year Increases. If the Operating Costs, Taxes and/or Insurance Costs for any Lease Year following December 31, 2011, calculated on the basis of the greater of (i) actual Operating Costs, Taxes and Insurance Costs; or (ii) as if the Building were at least one hundred percent (100%) occupied and operational for the whole of such Lease Year, are more than the applicable Base Year Costs for Base Operating Costs, Base Taxes and Base Insurance as set forth in section 1.10 (which Base Year Costs shall be calculated separately for each such category of Base Year Costs), Tenant shall pay to Landlord its Proportionate Share of any such increase in Operating Costs, Taxes and/or Insurance Costs, as the case may be, as additional Rent as hereinafter provided, but subject to the provisions of 6.2(c) below.
(b)Partial Year. If any Lease Year of less than twelve (12) months is included within the Term, the amount payable by Tenant for such period shall be prorated on a per diem basis (utilizing a thirty (30) day month, three hundred sixty (360) day year).
(c)Controllable Expense Cap. Notwithstanding the foregoing, for purposes of computing Tenant's Proportionate Share of Operating Costs, the Controllable Expenses (hereinafter defined) shall not increase by more than five percent (5%) per calendar year on a compounding and cumulative basis over the course of the Term but with no such limit on the amount of Controllable Expenses included in the Operating Costs incurred during the Base Year. In other words, Controllable Expenses for the any Lease Year of the Term shall not exceed one hundred five percent (105%) of the Controllable Expenses for the prior Lease Year. By way of illustration, if Controllable Expenses were $10.00 per rentable square foot for the second Lease Year of the Term, then Controllable Expenses for the third Lease Year shall not exceed $10.50 per rentable square foot, and Controllable Expenses for the fourth Lease Year shall not exceed $11.03 per rentable square foot (whether or not actual Controllable Expenses were less than, equaled or exceeded the limit on Controllable Expenses the prior year). "Controllable Expenses" shall mean all Operating Costs exclusive of the cost of insurance, utilities, taxes, and the cost of refuse removal (as opposed to the cost of providing janitorial services to the Building or Complex).
6.3    Method of Payment. Any additional Rent payable by Tenant under Sections 6.1 and 6.2 hereof shall be paid as follows, unless otherwise provided:
(a)Estimated Monthly. During the Term, Tenant shall pay to Landlord monthly in advance with its payment of Minimum Monthly Rent, one-twelfth (l/12th) of the amount of such additional Rent as estimated by Landlord in advance, in good faith, to be due from Tenant. If at any time during the course of the Lease Year, Landlord determines that Operating Costs, Insurance Costs and/or Taxes are projected to vary from the then estimated costs for such items by more than ten percent (10%), Landlord may, by thirty (30) days’ prior written notice to Tenant, revise the estimated Operating Costs, Insurance Costs and/or Taxes for the balance of such Lease Year, and Tenant’s monthly installments for the remainder of such year shall be adjusted so that by the end of such Lease Year Tenant will have paid to Landlord Tenant’s Proportionate Share of the such revised expenses for such year.
(b)Annual Reconciliation. Within one hundred eighty (180) days after the end of each Lease Year, or as soon as is reasonably possible after the expiration of each Lease Year, Landlord shall prepare in good faith and deliver to Tenant a comparative statement, setting forth (1) the Operating Costs, Taxes and Insurance Costs for such Lease Year, and (2) the amount of additional Rent as determined in accordance with the provisions of this Article 6.
(c)Adjustment. If the aggregate amount of such estimated additional Rent payments made by Tenant in any Lease Year should be less than the additional Rent due for such year, then Tenant shall pay to Landlord as additional Rent the amount of such deficiency within thirty (30) days from the Landlord’s written notification. If the aggregate amount of such additional Rent payments made by Tenant in any Lease Year of the Term should be greater than the additional Rent due for such year, then should Tenant not be otherwise in default hereunder, the amount of such excess will be applied by Landlord to the next succeeding installments of such additional Rent due hereunder; and if there is any such excess for the last year of the Term, the amount thereof will be refunded by Landlord to Tenant within thirty (30) days of the last day of the Term, to the extent Tenant is not otherwise in default under the terms of this Lease.
6.4    Inspection. Tenant shall have the right at its own expense to inspect the books and records of Landlord pertaining to Operating Costs, Insurance Costs and Taxes once in any Lease Year by any employee of Tenant or by a certified public accountant selected by Tenant (provided such certified public accountant charges for its services on an hourly basis and not based on a percentage of any recovery or similar incentive method) at reasonable times, and upon reasonable written notice to Landlord as hereinafter provided. Within one hundred twenty (120) days after receipt of Landlord’s annual reconciliation, Tenant shall have the right, after at least thirty (30) days’ prior written notice to Landlord, to inspect, at the offices of Landlord or its property manager, the books and records of Landlord pertaining solely to the Operating Costs, Insurance Costs and Taxes for the immediately preceding Lease Year covered in such annual reconciliation statement. All expenses of the inspection shall be borne by Tenant and must be completed within thirty (30) days after commencement of such inspection. If Tenant’s inspection reveals a discrepancy in the comparative annual reconciliation statement, Tenant shall deliver a copy of the inspection report and supporting calculations to Landlord within thirty (30) days after completion of the inspection. If Tenant and Landlord are unable to resolve the discrepancy within thirty (30) days after Landlord’s receipt of the inspection report, either party may upon written notice to the other have the matter decided by an inspection by an independent certified public accounting firm approved by Tenant and Landlord (the “CPA Firm”), which approval shall not be unreasonably withheld or delayed. If the inspection by the CPA Firm shows that the actual amount of Operating Costs, Insurance Costs or Taxes payable by Tenant is greater than the amount previously paid by Tenant for such Lease Year, Tenant shall pay Landlord the difference within the later of ten (10) business days or the next installment of any Rent. If the inspection by the CPA Firm shows that the actual applicable amount is less than the amount paid by Tenant, then the difference shall be credited toward Tenant’s next estimated monthly installments of Operating Costs, Insurance Costs and/or Taxes, or in the event such accounting occurs following the expiration of the Term hereof, such difference shall be refunded to Tenant within ten (10) business days by Landlord. Tenant shall pay for the cost of the inspection by the CPA Firm, unless such inspection shows that Landlord overstated Operating Costs, Insurance Costs and Taxes by more than five percent (5%), in which case Landlord shall play for the reasonable cost of the inspection by the CPA Firm and reimburse Tenant for any reasonable third-party costs incurred by Tenant in Tenant’s initial inspection pursuant to this Section.
ARTICLE 7    ACCORD AND SATISFACTION
7.1    Acceptance of Payment. No payment by Tenant or receipt by Landlord of a lesser amount of Minimum Monthly Rent or any other sum due hereunder, shall be deemed to be other than on account of the earliest due rent or payment, nor shall any endorsement or statement on any check or any letter accompanying any such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or payment or pursue any other remedy available in this Lease, at law or in equity. Landlord may accept any partial payment from Tenant without invalidation of any contractual notice required to be given herein (to the extent such contractual notice is required) and without invalidation of any notice required to be given pursuant to California Code of Civil Procedure Section 1161, et seq., or of any successor statute thereto.

ARTICLE 8    SECURITY DEPOSIT

8.1    Payment on Lease Execution. Tenant shall deposit with Landlord upon execution hereof an irrevocable standby Letter of Credit described more fully in Article 33 hereof and the attached Exhibit F, in the amount specified in the Salient Lease Terms as a Security Deposit. This sum is designated as a Security Deposit and shall remain the sole and separate property of Landlord until actually returned to Tenant (or at Landlord’s option the last assignee, if any, of Tenant’s interest hereunder), said return not being earned by Tenant until all conditions precedent for its return to Tenant have been fulfilled. As this Letter of Credit and the proceeds thereof both in equity and at law are Landlord’s separate property, Landlord shall not be required to (1) keep said Letter of Credit or proceeds separate from Landlord’s general accounts, or (2) pay interest, or other increment for its use. If Tenant fails to pay rent or other charges when due hereunder, or otherwise defaults with respect to any provision of this Lease, including and not limited to Tenant’s obligation to restore or clean the Premises following vacation thereof, Tenant, at Landlord’s election, shall be deemed not to have earned the right to return of the Letter of Credit or the proceeds thereof, or those portions thereof used or applied by Landlord for the payment of any rent or other charges in default, or for the payment of any other sum to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. Landlord may retain such portion of the proceeds of the Letter of Credit as it reasonably deems necessary to restore or clean the Premises following vacation by Tenant. The Security Deposit or proceeds of the Letter of Credit are not to be characterized as rent until and unless so applied in respect of a default by Tenant. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant, subject to Landlord’s obligation to mitigate its damages to the extent required under applicable law.

8.2    Restoration of Deposit. If Landlord elects to use or apply all or any portion of the Security Deposit or proceeds of the Letter of Credit as provided in Section 8.1 and Article 33 of this Lease, Tenant shall within ten (10) business days after written demand therefor pay to Landlord in cash an amount equal to that portion of the Security Deposit or proceeds of the Letter of Credit used or applied by Landlord, and Tenant’s failure to so do shall be a material breach of this Lease. The ten (10) business day notice specified in the preceding sentence shall, insofar as not prohibited by law, constitute full satisfaction of notice of default provisions required by law or ordinance, so long as the notice so provides. Provided Tenant has performed all of its obligations under this Lease, any remaining balance of the proceeds of the Letter of Credit, or the Letter of Credit then outstanding, shall be returned by Landlord to Tenant in accordance with the provisions of Section 33.5 below.
ARTICLE 9    USE
9.1    Permitted Use. The Premises may be used and occupied only for the purposes specified in Section 1.12 hereof, and for no other purpose or purposes. Tenant shall promptly comply with all laws, ordinances, orders and regulations affecting the Premises, their cleanliness, safety, occupation and use. Tenant shall not use, or permit to be used, the Premises in any manner that will unreasonably disturb any other tenant in the Building or Complex, or obstruct or interfere with the rights of other tenant or occupants of the Building or Complex, or injure or annoy them or create any unreasonable smells, noise or vibrations (taking into account the nature and tenant-mix of the Building). Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. Tenant shall not allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose.
9.2    Safes, Heavy Equipment. Tenant shall not place a load upon any floor of the Premises which exceeds the lesser of fifty (50) pounds per square foot live load or such other amount specified in writing by Landlord from time to time. Landlord reserves the right to prescribe the weight and position of all safes and heavy installations which Tenant wishes to place in the Premises so as properly to distribute the weight thereof, or to require plans prepared by a qualified structural engineer at Tenant’s sole cost and expense for such heavy objects. Notwithstanding the foregoing, Landlord shall have no liability for any damage caused by the installation of such heavy equipment or safes.
9.3    Machinery. Business machines and mechanical equipment belonging to Tenant which cause noise and/or vibration that may be transmitted to the structure of the Building or to any other leased space to such a degree as to be objectionable to Landlord or to any tenants in the Complex shall be placed and maintained by the party possessing the machines or equipment, at such party’s expense, in settings of cork, rubber or spring type noise and/or vibration eliminators, and Tenant shall take such other measures as needed to eliminate vibration and/or noise. If the noise or vibrations cannot be eliminated, Tenant must remove such equipment within ten (10) days following written notice from Landlord.
9.4    Waste or Nuisance. Tenant shall not commit, or suffer to be committed, any waste upon the Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant or occupant of the Complex in which the Premises are located.
9.5    Abandonment. If Tenant shall abandon, vacate or surrender the Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and remaining on the Premises after such event shall, at the option of Landlord, be deemed abandoned, subject to the rights of any lender pursuant to Section 17.2 of this Lease.
9.6    Safety and Health. Tenant shall maintain all working areas, machinery, and electrical facilities that exclusively service the Premises in accordance with the laws of the state in which the Building is located and in accordance with all directions, rules and regulations of the health officer, fire marshal, building inspector, or other proper officials of the governmental agencies having jurisdiction, and Tenant shall comply with all requirements of law, ordinances and otherwise, affecting the Premises and are applicable to Tenant’s use or occupancy of the Premises or the manner in which it conducts its business therein, subject to Landlord’s obligations pursuant to Article 10 of this Lease.

ARTICLE 10    COMPLIANCE WITH LAWS AND REGULATIONS
10.1    Compliance Obligations.
10.1.1    Tenant shall, at its sole cost and expense, comply with all of the requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the Premises, and shall faithfully observe in the use or occupancy of the Premises all municipal ordinances and state and federal statutes, laws and regulations now or hereafter in force, including, without limitation, the “Environmental Laws” (as hereinafter defined), and the Americans with Disabilities Act, 42 U.S.C. §§ 12101-12213 (and any rules, regulations, restrictions, guidelines, requirements or publications promulgated or published pursuant thereto) (collectively, the “ADA”), whether or not any of the foregoing were foreseeable or unforeseeable at the time of the execution of this Lease. Tenant's obligation to comply with and observe such requirements, ordinances, statutes and regulations shall apply regardless of whether such requirements, ordinances, statutes and regulations regulate or relate to Tenant's particular use of the Premises or regulate or relate to the use of premises in general, and regardless of the cost thereof. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that any such requirement, ordinance, statute or regulation pertaining to the Premises has been violated, shall be conclusive of that fact as between Landlord and Tenant.
10.1.2    Notwithstanding the foregoing, Landlord, at Landlord’s cost, shall ensure that the Premises, and the Building of which they are a part, are in compliance with the ADA as of the date of delivery of possession of the Premises to Tenant with the Tenant Improvements Substantially Completed. Notwithstanding the foregoing, if such noncompliance is caused by Tenant Improvements, Tenant’s alterations (as defined in Article 12 herein) or reconfiguration of the Premises, or triggered by Tenant’s actions, including without limitation Tenant’s arrangement of furniture within the Premises, then all costs of remedying such noncompliance shall be borne by Tenant.
10.2    Condition of Premises. Subject to Landlord’s work, if any, as referred to in Exhibit C to this Lease, Tenant hereby accepts the Premises in the condition existing as of the date of occupancy, subject to all applicable zoning, municipal, county and state laws, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the Term or any part of the Term hereof regulating the Premises, and without representation, warranty or covenant by Landlord, express or implied, except as specifically set forth in this Lease, as to the condition, habitability or safety of the Premises, the suitability or fitness thereof for their intended purposes, or any other matter.
10.3    Hazardous Materials.
(a)    Hazardous Materials. As used herein, the term “Hazardous Materials” shall mean any wastes, materials or substances (whether in the form of liquids, solids or gases, and whether or not air-borne), which are or are deemed to be (i) pollutants or contaminants, or which are or are deemed to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or which present a risk to public health or to the environment, or which are or may become regulated by or under the authority of any applicable local, state or federal laws, judgments, ordinances, orders, rules, regulations, codes or other governmental restrictions, guidelines or requirements, any amendments or successor(s) thereto, replacements thereof or publications promulgated pursuant thereto, including, without limitation, any such items or substances which are or may become regulated by any of the Environmental Laws (as hereinafter defined); (ii) listed as a chemical known to the State of California to cause cancer or reproductive toxicity pursuant to Section 25249.8 of the California Health and Safety Code, Division 20, Chapter 6.6 (Safe Drinking Water and Toxic Enforcement Act of 1986); or (iii) a pesticide, petroleum, including crude oil or any fraction thereof, asbestos or an asbestos-containing material, a polychlorinated biphenyl, radioactive material, or urea formaldehyde.

(b)    Environmental Laws. In addition to the laws referred to in section 10.3(a) above, the term “Environmental Laws” shall be deemed to include, without limitation, 33 U.S.C. Section 1251 et seq., 42

U.S.C. Section 6901 et seq., 42 U.S.C. Section 7401 et seq., 42 U.S.C. Section 9601 et seq., and California Health and Safety Code Section 25100 et seq., and 25300 et seq., California Water Code, Section 13020 et seq., or any successor(s) thereto, all local, state and federal laws, judgments, ordinances, orders, rules, regulations, codes and other governmental restrictions, guidelines and requirements, any amendments and successors thereto, replacements thereof and publications promulgated pursuant thereto, which deal with or otherwise in any manner relate to, air or water quality, air emissions, soil or ground conditions or other environmental matters of any kind.

(c)    Use of Hazardous Materials. Tenant agrees that during the Term of this Lease, there shall be no use, presence, disposal, storage, generation, leakage, treatment, manufacture, import, handling, processing, release, or threatened release of Hazardous Materials on, from or under the Premises (individually and collectively, “Hazardous Use”) except to the extent that, and in accordance with such conditions as, Landlord may have previously approved in writing in its sole and absolute discretion. However, without the necessity of obtaining such prior written consent, Tenant shall be entitled to use and store only those Hazardous Materials which are (i) typically used in the ordinary course of business in an office for use in the manner for which they were designed and in such limited amounts as may be normal, customary and necessary for Tenant’s business in the Premises, and (ii) in full compliance with Environmental Laws, and all judicial and administrative decisions pertaining thereto. For the purposes of this Section 10.3(c), the term Hazardous Use shall include Hazardous Use(s) on, from or under the Premises by Tenant or any of its directors, officers, employees, shareholders, partners, invitees, agents, contractors or occupants (collectively, “Tenant’s Parties”), whether known or unknown to Tenant, and whether occurring and/or existing during or prior to the commencement of the Term of this Lease.
(d)    Compliance. Tenant agrees that during the Term of this Lease Tenant shall not be in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene, soil, water, or environmental conditions on, under or about the Premises including, but not limited to, the Environmental Laws.
(e)    Inspection and Testing by Landlord. Landlord shall have the right at all times during the term of this Lease to (i) inspect the Premises and to (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section. Except in case of emergency, Landlord shall give at least two (2) business days’ notice to Tenant before conducting any inspections, tests, or investigations. The cost of all such inspections, tests and investigations shall be borne by Landlord, unless Tenant is in breach of Section 10.3 of this Lease, in which case the cost of same shall be borne by Tenant. Neither any action nor inaction on the part of Landlord pursuant to this Section 10.3(e) shall be deemed in any way to release Tenant from, or in any way modify or alter, Tenant’s responsibilities, obligations, and/or liabilities incurred pursuant to Section 10.3 hereof.
10.4    Indemnity. Tenant shall indemnify, hold harmless, and, at Landlord’s option (with such attorneys as Landlord may approve in advance and in writing), defend Landlord and Landlord’s officers, directors, shareholders, partners, members, managers, employees, contractors, property managers, agents and mortgagees and other lien holders, from and against any and all “Losses” (hereinafter defined) arising from or related to: (a) any violation or alleged violation by Tenant or any of Tenant’s Parties of any of the requirements, ordinances, statutes, regulations or other laws referred to in this Article 10, including, without limitation, the Environmental Laws; (b) any breach of the provisions of this Article 10 by Tenant or any of Tenant’s Parties; or (c) any Hazardous Use on, about or from the Premises of any Hazardous Material whether or not approved by Landlord under this Lease. The term “Losses” shall mean all claims, demands, expenses, actions, judgments, damages (whether consequential, direct or indirect, known or unknown, foreseen or unforeseen), penalties, fines, liabilities, losses of every kind and nature (including, without limitation, property damage, diminution in value of Landlord’s interest in the Premises or the Complex, damages for the loss or restriction on use of any space or amenity within the Building or the Complex, damages arising from any adverse impact on marketing space in the Complex, sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including, but not limited to, attorneys’ and consultants’ fees and expenses, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity. Notwithstanding the foregoing to the contrary, and subject to the terms of this Lease, Tenant shall not be liable for any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Materials existing in the Premises prior to the date Landlord initially granted access to the Premises to Tenant, or Hazardous Materials in the ground water or soil or that migrates onto the Premises from outside the Premises, except to the extent that any of the foregoing results directly or indirectly from any act or negligent omission by Tenant, Tenant’s employees, agents and/or contractors and/or any of Tenant’s Parties. Tenant shall not make a claim hereunder that any Hazardous Material is preexisting at the Premises or has migrated onto the Premises (as described above) unless and until Tenant has undergone reasonable due diligence and as a result of such investigation Tenant has a reasonable good faith belief (and provides to Landlord reasonable evidence of the basis of such belief) that such Hazardous Material is in fact preexisting at or has migrated onto the Premises. Tenant shall provide notice to Landlord prior to commencing any such investigation (and shall comply with the terms of this Lease related thereto) and shall obtain Landlord’s consent prior to commencing any invasive testing. Landlord, at its discretion, may elect to be present during any such investigation. If the parties hereto determine that the subject Hazardous Materials are preexisting and/or have migrated onto the Premises and Tenant is not otherwise liable for the same hereunder, then Landlord shall bear the cost of such investigation; provided, however, if it is determined that Tenant is liable for such Hazardous Materials, Tenant shall bear the cost of such investigation which amount shall be payable hereunder as additional rent. Any consultant or vendor engaged in connection with any such investigation shall be subject to review and approval by Landlord which may be withheld in Landlord’s sole discretion. Tenant and any such vendor or consultant, at Landlord’s request and prior to conducting any such investigation, shall enter into Landlord’s then-standard (but commercially reasonable) confidentiality agreement respecting any information or data discovered in connection with such investigation.
10.5    Landlord's Representation. Landlord represents and warrants to its actual knowledge without independent investigation or the imputation of knowledge from any other party that as of the date of this Lease (i) the Premises and the Building are not contaminated by any Hazardous Materials in violation of any Environmental Laws, and (ii) Landlord has not received any notification from any governmental agency, authority or entity related to any Hazardous Materials in the Premises or the Building in violation of any Environmental Laws.
ARTICLE 11    SERVICE AND EQUIPMENT
11.1    Climate Control. So long as Tenant is not in default under any of the covenants of this Lease, Landlord shall provide climate control to the Premises from 7:00 a.m. to 7:00 p.m. (the “Climate Control Hours”) on weekdays and 9:00 a.m. to 1:00 p.m. Saturdays (Sundays and holidays excepted) to maintain a temperature adequate for comfortable occupancy, provided that Landlord shall have no responsibility or liability for failure to supply climate control service when making repairs, alterations or improvements or when prevented from so doing by strikes or any cause beyond Landlord’s reasonable control. Any climate control furnished for periods not within the Climate Control Hours pursuant to Tenant’s request shall be at Tenant’s sole cost and expense in accordance with rate schedules promulgated by Landlord from time to time. Upon request, Landlord shall advise Tenant of the then current rate schedule and the basis for its calculation. The current rate as of the date of this Lease for after-hour usage of the HVAC is $65.00 per hour or portion thereof. Tenant acknowledges that Landlord has installed in the Building a system for the purpose of climate control. Any use of the Premises not in accordance with the design standards or any arrangement of partitioning which interferes with the normal operation of such system may require changes or alterations in the system or ducts through which the climate control system operates. Any changes or alterations so occasioned, if such changes can be accommodated by Landlord’s equipment, shall be made by Tenant at its cost and expense but only with the written consent of Landlord first had and obtained, and in accordance with drawings and specifications and by a contractor first approved in writing by Landlord. If installation of partitions, equipment or fixtures by Tenant necessitates the re-balancing of the climate control equipment in the Premises, the same will be performed by Landlord at Tenant’s expense. Tenant acknowledges that up to one (1) year may be required after Tenant has fully occupied the Premises in order to adjust and balance the climate control systems. Any charges to be paid by Tenant hereunder shall be due within ten (10) business days of receipt of an invoice from Landlord, which invoice may precede Landlord’s expenditure for the benefit of Tenant.

11.2    Elevator Service. Landlord shall provide elevator service (which may be with or without operator at Landlord’s option) provided that Tenant, its employees, and all other persons using such services shall do so at their own risk.
11.3    Cleaning Public Areas. Landlord shall maintain and keep clean the street level lobbies, sidewalks, truck dock, public corridors and other public portions of the Building.
11.4    Refuse Disposal. Tenant shall pay Landlord, within ten (10) business days of being billed therefor, for the removal from the Premises and the Building of such refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of a reasonable office.
11.5    Janitorial Service. Landlord shall provide cleaning and janitorial service in and about the Complex and Premises five (5) days a week (which is currently scheduled for Sunday through Thursday, holidays excepted, subject to change by Landlord) in accordance with commercially reasonable standards for an office building in the city in which the Building is located.
11.6    Special Cleaning Service. To the extent that Tenant shall require special or more frequent cleaning and/or janitorial service (hereinafter referred to as “Special Cleaning Service”) Landlord may, upon reasonable advance notice from Tenant, elect to furnish such Special Cleaning Service and Tenant agrees to pay Landlord, within ten (10) days of being billed therefor, Landlord’s charge for providing such additional service. Special Cleaning Service shall include but shall not be limited to the following to the extent such services are beyond those typically provided pursuant to Section 11.5 above:
(a)The cleaning and maintenance of Tenant eating facilities other than the normal and ordinary cleaning and removal of garbage, which special cleaning service shall include, without limitation, the removal of dishes, utensils and excess garbage; it being acknowledged that normal and ordinary cleaning service does not involve placing dishes, glasses and utensils in the dishwasher, cleaning any coffee pot or other cooking mechanism or cleaning the refrigerator or any appliances;
(b)The cleaning and maintenance of Tenant computer centers, including peripheral areas other than the normal and ordinary cleaning and removal of garbage if Tenant so desires;
(c)The cleaning and maintenance of special equipment areas, locker rooms, and medical centers;
(d)The cleaning and maintenance in areas of special security; and
(e)The provision of consumable supplies for private toilet rooms.
11.7    Electrical. During the Term of this Lease, there shall be available to the Premises electrical facilities comparable to those supplied in other comparable office buildings in the vicinity of the Building to provide sufficient power for normal lighting and office machines of similar low electrical consumption, and one personal computer for each desk station, but not for any additional computers or extraordinary data processing equipment, special lighting and any other item of electrical equipment which requires a voltage other than one hundred ten (110) volts single phase, as determined by Landlord in its sole and absolute discretion; and provided, however, that if the installation of such electrical equipment requires additional air conditioning capacity above that normally provided to tenants of the Building or above standard usage of existing capacity as determined by Landlord in its sole and absolute discretion, then the additional air conditioning installation and/or operating costs attributable thereto shall be paid by Tenant. Tenant agrees not to use any apparatus or device in, upon or about the Premises which may in any way increase the amount of such electricity usually furnished or supplied to the Premises, and Tenant further agrees not to connect any apparatus or device to the wires, conduits or pipes or other means by which such electricity is supplied, for the purpose of using additional or unusual amounts of electricity, without the prior written consent of Landlord. At all times, Tenant’s use of electric current shall never exceed

Tenant’s share of the capacity of the feeders to the Building or the risers or wiring installation. Tenant shall not install or use or permit the installation or use in the Premises of any computer or electronic data processing or ancillary equipment or any other electrical apparatus designed to operate on electrical current in excess of 110 volts and 16 amps per machine, without the prior written consent of Landlord, which may be exercised in Landlord’s sole and absolute discretion. If Tenant shall require electrical current in excess of that usually furnished or supplied for use of the Premises as general office space, Tenant shall first procure the written consent of Landlord (which may be exercised in Landlord’s sole and absolute discretion) to the use thereof and Landlord or Tenant may (i) cause a meter to be installed in or for the Premises, or (ii) if Tenant elects not to install said meter, Landlord may reasonably estimate such excess electrical current. The cost of any meters (including, without limitation, the cost of any installation) or surveys to estimate such excess electrical current shall be paid by Tenant. Landlord’s approval of any space plan, floor plan, construction plans, specifications, or other drawings or materials regarding the construction of the Tenant Improvements or any alterations shall not be deemed or construed as consent by Landlord under this paragraph to Tenant’s use of such excess electrical current as provided above, except to the extent detailed in the Plans approved pursuant to Exhibit C of this Lease; provided, however, that excess electrical current that will be consumed by the Tenant Improvements shown in Exhibit C of the Lease shall be at the sole cost and expense of Tenant. Tenant agrees to pay to Landlord, promptly upon demand therefor, all costs of such electrical current consumed as well as an additional use charge calculated by said meters (at the rates charged for such services to the Building by the municipality or the local public utility) or the amount specified in said estimate, as the case may be, plus any additional expense incurred in keeping account of the electrical current so consumed, which additional expense Landlord shall advise Tenant within a reasonable time after request by Tenant.

11.8    Water. During the Term of this Lease, if water is made available to the Premises, then water shall be used for drinking, lavatory and office kitchen purposes only as applicable. If Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking, lavatory, and office kitchen purposes (as determined by Landlord in its sole and absolute discretion), as applicable, Landlord may reasonably estimate such excess and Tenant shall pay for same. At Tenant’s sole cost and expense, Landlord may also install a water meter and thereby measure Tenant’s water consumption for all purposes, and Tenant shall keep said meter and installation equipment in good working order and repair at Tenant’s own cost and expense. Tenant agrees to pay for water consumed, as shown in said meter, as and when bill are rendered.
11.9    Interruptions. It is understood that Landlord does not warrant that any of the services referred to above or any other services which Landlord may supply will be free from interruption. Tenant acknowledges that any one or more such services may be suspended or reduced by reason of repairs, alterations or improvements necessary to be made, by strikes or accidents, by any cause beyond the reasonable control of Landlord, or by orders or regulations of any federal, state, county or municipal authority. Any such interruption or suspension of services shall not be deemed an eviction (constructive or otherwise) or disturbance of Tenant’s use and possession of the Premises or any part thereof, nor render Landlord liable to Tenant for damages by abatement of Rent or otherwise, nor relieve Tenant of performance of Tenant’s obligations under this Lease. However, notwithstanding the foregoing, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of five (5) consecutive business days solely as a result of an interruption, diminishment or termination of services due to Landlord’s gross negligence or willful misconduct and such interruption, diminishment or termination of services is otherwise reasonably within the control of Landlord to correct (a “Service Failure”), then Tenant, as its sole remedy, shall be entitled to receive an abatement of the Monthly Minimum Rent and Tenant’s Proportionate Share of Operating Costs, Taxes and/or Insurance Costs payable hereunder during the period beginning on the sixth (6th) consecutive business day of the Service Failure and ending on the day the interrupted service has been restored. If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated.
11.10    Conservation. Tenant agrees to comply with the conservation, use and recycling policies and practices from time to time established by Landlord for the use of utilities and services supplied by Landlord, and the utility charges payable by Tenant hereunder may include such excess usage penalties or surcharges as may from time to time be established by Landlord for the Building. Landlord may reduce the utilities supplied to the Premises and the Common Areas as required by any mandatory water, energy or other conservation statute, regulation, order or allocation or other program.
ARTICLE 12    ALTERATIONS
12.1    Consent of Landlord; Ownership. Tenant shall not make, or suffer to be made, any alterations, additions or improvements, including, without limitation, any alterations, additions or improvements that result in increased telecommunication demands or require the addition of new communication or computer wires, cables and related devises or expand the number of telephone or communication lines dedicated to the Premises by the Building’s telecommunication design (individually, an “alteration” and collectively, “alterations”) to the Premises, or any part thereof, without the written consent of Landlord first had and obtained. Subject to Section 12.4 below, any alterations, except trade fixtures, shall upon expiration or termination of this Lease become a part of the realty and belong to Landlord. Except as otherwise provided in this Lease, Tenant shall have the right (but not the obligation, except as provided in Section 12.4 below) to remove its trade fixtures placed upon the Premises provided that Tenant restores the Premises as indicated below. Notwithstanding the foregoing, Landlord's consent shall not be required for any alteration to the interior of the Premises that complies with the following requirements: (a) is cosmetic in nature such as painting, (b) does not affect the roof or any area outside of the Premises or required work inside the walls or above the ceiling of the Premises; (c) does not affect the structural parts of the Building or electrical, plumbing, HVAC or mechanical systems in the Building or servicing the Premises, or the sprinkler or other life safety system; and (d) costs less than $25,000.00 on any one floor in the Premises or $50,000 in the aggregate for all of such alterations for any one project (herein referred to as "Minor Alteration"). Tenant shall provide Landlord with prior written notice of any Minor Alteration that requires a building permit. Notwithstanding anything to the contrary contained herein, so long as Tenant’s written request for consent for a proposed alteration contains the following statement in large, bold and capped font: “PURSUANT TO SECTION 6 OF THE LEASE, IF LANDLORD CONSENTS TO THE SUBJECT ALTERATION, LANDLORD SHALL NOTIFY TENANT IN WRITING WHETHER OR NOT LANDLORD WILL REQUIRE SUCH ALTERATION TO BE REMOVED AT THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE.”, then at the time Landlord gives its consent for any alterations, if it so does, Tenant shall also be notified whether or not Landlord will require that such alterations be removed upon the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary contained in this Lease, at the expiration or earlier termination of this Lease and otherwise in accordance with Section 12.4 hereof, Tenant shall be required to remove all alterations made to the Premises except for any such alterations which Landlord expressly indicates or is deemed to have indicated shall not be required to be removed from the Premises by Tenant. If Tenant’s written notice strictly complies with the foregoing and if Landlord fails to so notify Tenant whether Tenant shall be required to remove the subject alterations at the expiration or earlier termination of this Lease, it shall be assumed that Landlord shall require the removal of the subject alterations.
12.2    Requirements. Any alteration performed by Tenant shall be subject to strict conformity with the following requirements:
(a)All alterations shall be at the sole cost and expense of Tenant;
(b)Prior to commencement of any work of alteration other than a Minor Alteration, Tenant shall submit detailed plans and specifications, including working drawings (hereinafter referred to as “Plans”), of the proposed alteration, which shall be subject to the consent of Landlord in accordance with the terms of Section 12.1 above, which approval shall not be unreasonably withheld and which Landlord shall approve or disapprove within ten (10) business days after submission;
(c)Following approval of the Plans by Landlord, Tenant shall give Landlord at least ten (10) days’ prior written notice of any commencement of work in the Premises so that Landlord may post notices of non-responsibility in or upon the Premises as provided by law;

(d)No alteration shall be commenced without Tenant having previously obtained all appropriate permits and approvals required by and of governmental agencies;
(e)All alterations shall be performed in a skillful and workmanlike manner, consistent with the best practices and standards of the construction industry, and pursued with diligence in accordance with said Plans previously approved by Landlord and in full accord with all applicable laws and ordinances. All material, equipment, and articles incorporated in the alterations are to be new and of recent manufacture and of the most suitable grade for the purpose intended;
(f)Tenant must obtain the prior written approval from Landlord for Tenant’s contractors before the commencement of any work, which approval shall not be unreasonably withheld and which Landlord shall approve or disapprove within ten (10) business days after Tenant’s request. Tenant’s contractor for any work shall maintain all of the insurance reasonably required by Landlord, including, without limitation, commercial general liability and workers’ compensation.
(g)As a condition of approval of an alteration other than a Minor Alteration, Landlord may require performance and labor and materialmen’s payment bonds issued by a surety approved by Landlord, in a sum equal to the cost of the alterations guarantying the completion of the alteration free and clear of all liens and other charges in accordance with the Plans. Such bonds shall name Landlord as beneficiary;
(h)The alteration must be performed in a manner such that they will not unreasonably interfere with the quiet enjoyment of the other tenants in the Complex.
12.3    Liens. Tenant shall keep the Premises and the Complex in which the Premises are situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. In the event a mechanic’s or other lien is filed against the Premises, Building or the Complex as a result of a claim arising through Tenant, except for the Tenant Improvements described in Exhibit C to be performed by Landlord, Landlord may demand that Tenant furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to at least one hundred fifty percent (150%) of the amount of the contested lien claim or demand, indemnifying Landlord against liability for the same and holding the Premises free from the effect of such lien or claim. Such bond must be posted within ten (10) days following notice from Landlord. In addition, Landlord may require Tenant to pay Landlord’s reasonable attorneys’ fees and costs in participating in any action to foreclose such lien if Landlord shall decide it is to its best interest to do so. If Tenant fails to post such bond within said time period, Landlord, after five (5) days prior written notice to Tenant, may pay the claim prior to the enforcement thereof, in which event Tenant shall reimburse Landlord in full, including attorneys’ fees, for any such expense, as additional rent, with the next due rental.
12.4    Restoration. Tenant shall return the Premises to Landlord at the expiration or earlier termination of this Lease in good and sanitary order, condition and repair, free of rubble and debris, broom clean, reasonable wear and tear excepted. However, Tenant shall ascertain from Landlord the time the Landlord gives its consent to Tenant to make alterations or if, Tenant fails to comply with Section 6.4 in requesting consent for the Alterations, at least thirty (30) days prior to the termination of this Lease, whether Landlord desires the Premises, or any part thereof, restored to its condition prior to the making of any alterations, installations and improvements (whether or not permitted hereunder), and if Landlord shall so desire, then Tenant shall forthwith restore said Premises or the designated portions thereof as the case may be, to its original condition, entirely at its own expense, excepting normal wear and tear. All damage to the Premises caused by the removal of such trade fixtures and other personal property that Tenant is permitted to remove under the terms of this Lease and/or such restoration shall be repaired by Tenant at its sole cost and expense prior to termination. Notwithstanding anything to the contrary in this Lease, Tenant will not have to remove the initial Tenant Improvements being installed by Landlord in the Premises, except that Tenant shall remove at its expense all telephone, network, computer, communication and other lines, cables and wires (collectively, the “Wires”) in the Premises or anywhere in the Building outside the

Premises, including, without limitation, the plenums or risers of the Building, and restore the Premises or the Building, as the case may be, to their condition existing prior to the installation of the Wires, unless Tenant shows to the reasonable satisfaction of Landlord that Tenant has received approval from the appropriate governmental agency to leave the Wires in place, in which event Tenant may elect to leave such Wires.
ARTICLE 13    PROPERTY INSURANCE
13.1    Use of Premises. No use shall be made or permitted to be made on the Premises, nor acts done, which will increase the existing rate of insurance upon the Building or upon any other building in the Complex or cause the cancellation of any insurance policy covering the Building, or any part thereof, nor shall Tenant sell, or permit to be kept, used or sold, in or about the Premises, any article which may be prohibited by the standard form of “All Risk” or “Special Form” fire insurance policies. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to the Premises, of any insurance organization or company, necessary for the maintenance of reasonable property damage and commercial general liability insurance, covering the Premises, the Building, or the Complex.
13.2    Increase in Premiums. Tenant agrees to pay Landlord, as additional Rent, within ten (10) days after receipt by Tenant of Landlord’s billing therefor, any increase in premiums for insurance policies which may be carried by Landlord on the Premises, Building or Complex resulting from any negligent or intentional act or omission of Tenant or any of its contractors, partners, officers, employees or agents. Landlord agrees to provide Tenant prior written notice of any such increase and provide Tenant the reasonable opportunity to correct the event or action resulting in the increased premium, if possible, or contest the adjustment; provided, however, that during any contest, Tenant must pay for the increase in the Premium as provided above.
13.3    Personal Property Insurance. Tenant shall maintain in full force and effect on alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises a policy or policies providing protection against any peril included within the classification “All Risk” or “Special Form” to the extent of one hundred percent (100%) of their replacement cost, or that percentage of the replacement cost required to negate the effect of a co-insurance provision, whichever is greater. No such policy shall have a deductible in a greater amount than FIVE THOUSAND DOLLARS ($5,000.00). Tenant shall also insure in the same manner the physical value of all its tenant improvements and alterations in the Premises. During the term of this Lease, the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures, equipment, and tenant improvements so insured. Landlord shall have no interest in said insurance (except as a loss payee with respect to any alterations or other tenant improvements made to the Premises), and will sign all documents necessary or proper in connection with the settlement of any claim or loss by Tenant. Tenant shall also maintain business interruption insurance and insurance for all plate glass upon the Premises. All insurance specified in this Section 13.3 to be maintained by Tenant shall be maintained by Tenant at its sole cost.
ARTICLE 14    INDEMNIFICATION, WAIVER OF CLAIMS AND SUBROGATION
14.1    Intent and Purpose. This Article 14 is written and agreed to in respect of the intent of the parties to assign the risk of loss, whether resulting from negligence of the parties or otherwise, to the party who is obligated hereunder to cover the risk of such loss with insurance. Thus, the indemnity and waiver of claims provisions of this Lease have as their object, so long as such object is not in violation of public policy, the assignment of risk for a particular casualty to the party carrying the insurance for such risk, without respect to the causation thereof.
14.2    Waiver of Subrogation. So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, “All Risk” or “Special Form” or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.
14.3    Indemnity. Tenant shall protect, indemnify and hold Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them (the “Landlord Entities”) harmless from and against any and all loss, claims, liability or costs (including court costs and reasonable attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises, Building and or Complex to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any of Tenant’s agents, contractors, employees, licensees or invitees (collectively, the “Tenant Entities”) to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant’s failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. Landlord shall protect, indemnify and hold Tenant, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of Tenant, harmless from and against any and all loss, claims, liability or costs (including court costs and reasonable attorney’s fees) incurred by reason of any damage to any property or any injury to any person occurring in, on or about the Premises, Building and or Complex to the extent that such injury or damage shall be caused by or arise from any gross negligence or willful misconduct by or of Landlord or any of Landlord’s officers, employees or agents in connection with the construction of the Tenant Improvements or any latent condition therein and in the repair and maintenance of the Building and the Common Areas to the extent Landlord has a duty under this Lease to maintain such areas. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.
14.4    Defense of Claims. In the event any action, suit or proceeding is brought against Landlord by reason of any such occurrence, Tenant, upon Landlord’s request, will at Tenant’s expense resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel designated either by Tenant or by the insurer whose policy covers the occurrence and in either case approved by Landlord. The obligations of Tenant under this Section arising by reason of any occurrence taking place during this Lease term shall survive any termination of this Lease.
14.5    Waiver of Claims. Tenant, as a material part of the consideration to be rendered to Landlord, hereby waives all claims against Landlord for damages to goods, wares, merchandise and loss of business in, upon or about the Premises and injury to Tenant, its agents, employees, invitees or third persons, in, upon or about the Premises, Building or Complex, from any cause arising at any time, including Landlord’s failure to police or provide security for the Complex, breach of other provisions of this Lease or the negligence of the parties hereto, except to the extent such damages or injury are caused by the gross negligence or willful actions of Landlord, its agents, officers and employees.
14.6    References. Wherever in this Article the term Landlord or Tenant is used and such party is to receive the benefit of a provision contained in this Article, such term shall refer not only to that party but also to its shareholders, officers, directors, employees, partners, members, managers, mortgagees and agents.
ARTICLE 15    LIABILITY AND OTHER INSURANCE
15.1    Tenant’s Insurance. Tenant shall, at Tenant’s expense, obtain and keep in force during the term of this Lease, a commercial general liability insurance policy insuring Tenant and protecting Landlord and the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity against the risks of, bodily injury and property damage, personal injury, contractual liability, completed operations, products liability, host liquor liability, owned and non-owned automobile liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be a combined single limit policy in an amount not less than TWO MILLION DOLLARS ($2,000,000.00) per occurrence with a FIVE MILLION DOLLAR ($5,000,000.00) annual aggregate. Landlord, the Landlord Entities and any lender and any other party in interest designated by Landlord shall be named as additional insured(s). The policy shall contain cross liability endorsements with coverage for Landlord for the negligence of Tenant even though Landlord is named as an additional insured; shall insure performance by Tenant of the indemnity provisions of this Lease; shall be primary, not contributing with, and not in excess of coverage which Landlord may carry; shall provide for severability of interest; shall provide that an act or omission of one of the insured or additional insureds which would void or otherwise reduce coverage shall not void or reduce coverages as to the other insured or additional insureds; and shall afford coverage after the term of this Lease (by separate policy or extension if necessary) for all claims based on acts, omissions, injury or damage which occurred or arose (or the onset of which occurred or arose) in whole or in part during the term of this Lease. The limits of said insurance shall not limit any liability of Tenant hereunder. Not more frequently than every year, if, in the reasonable opinion of Landlord, the amount of liability insurance required hereunder is not adequate, Tenant shall promptly increase said insurance coverage as required by Landlord.
15.2    Workers’ Compensation Insurance. Tenant shall carry Workers’ Compensation insurance as required by law, including an employers’ liability endorsement.
15.3    Other Insurance. Tenant shall keep in force throughout the Term: (a) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (b) Employers Liability with limits of $1,000,000 each accident, $1,000,000 disease policy limit, $1,000,000 disease--each employee; (c) Business Interruption Insurance for 100% of the 12 months actual loss sustained, and (d) Excess Liability in the amount of $5,000,000. In addition, whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.
ARTICLE 16    INSURANCE POLICY REQUIREMENTS & INSURANCE DEFAULTS
16.1    General Requirements. All insurance policies required to be carried by Tenant (except Tenant’s business personal property insurance) hereunder shall be provided at Tenant’s expense and shall conform to the following requirements:
(a)The insurer in each case shall carry a designation in “Best’s Insurance Reports” as issued from time to time throughout the term as follows: Policyholders’ rating of A; financial rating of not less than VII;
(b)The insurer shall be qualified to do business in the state in which the Premises are located;
(c)The policy shall be in a form and include such endorsements as are acceptable to Landlord;
(d)A certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 28 shall be delivered to Landlord by Tenant upon the date of delivery of possession of the Premises to Tenant and at least thirty (30) days prior to the expiration of each policy;
(e)Name the Landlord Entities as additional insureds (General Liability) and loss payee (Property—Special Form);

(f)Each policy shall require that Landlord be notified in writing by the insurer at least thirty (30) days (ten days for non-payment of premium) prior to any cancellation or expiration of such policy, or any reduction in the amounts of insurance carried.
16.2    Tenant’s Insurance Defaults. If Tenant fails to obtain any insurance required of it under the terms of this Lease, Landlord may, at its option, but is not obligated to, obtain such insurance on behalf of Tenant after ten (10) business days’ prior written notice thereof (provided that Landlord may obtain such insurance on behalf of Tenant immediately and without prior notice in the event of a lapse of coverage) and bill Tenant, as additional rent, for the cost thereof. Payment shall be due within ten (10) business days of receipt of the billing therefor by Tenant.
ARTICLE 17    FORFEITURE OF PROPERTY AND LANDLORD’S LIEN
17.1    Removal of Personal Property. Tenant agrees that as at the date of termination of this Lease or repossession of the Premises by Landlord, by way of default or otherwise, it shall remove all personal property to which it has the right to ownership pursuant to the terms of this Lease. Any and all such property of Tenant not removed by such date shall, at the option of Landlord, irrevocably become the sole property of Landlord. Tenant waives all rights to notice and all common law and statutory claims and causes of action which it may have against Landlord subsequent to such date as regards the storage, destruction, damage, loss of use and ownership of the personal property affected by the terms of this Article. Tenant acknowledges Landlord’s need to relet the Premises upon termination of this Lease or repossession of the Premises and understands that the forfeitures and waivers provided herein are necessary to aid said reletting, and to prevent Landlord incurring a loss for inability to deliver the Premises to a prospective Tenant.
17.2    Landlord’s Lien. Tenant hereby grants to Landlord a lien upon and security interest in all fixtures, chattels and personal property of every kind now or hereafter to be placed or installed in or on the Premises and agrees that in the event of any default on the part of Tenant, Landlord shall have all the rights and remedies afforded the secured party by the chapter on “Default” of Division 9 of the Uniform Commercial Code of the state in which the Premises are located and may, in connection therewith, also (a) enter on the Premises to assemble and take possession of the collateral, (b) require Tenant to assemble the collateral and make its possession available to Landlord at the Premises, and (c) enter the Premises, render the collateral, if equipment, unusable and dispose of it in a manner provided by the Uniform Commercial Code of the state in which the Premises are located. Tenant shall have the right, so long as Tenant is not in default under this Lease, to encumber the furniture, trade fixtures and equipment located in or on the Premises that are installed and paid for by Tenant. Upon Tenant’s request, so long as Tenant is not in default under this Lease, Landlord agrees to subordinate its interest in such personal property under this Section to Tenant’s third-party lender by executing a subordination to such financing and consent to the removal of such furniture, trade fixtures and equipment, provided such form of subordination and consent is reasonably acceptable to Landlord and provides, among other things, (i) that at least five (5) business days prior notice to Landlord before entry and removal of such personal property by any lender or equipment lessor, (ii) that such lender or equipment lessor shall indemnify Landlord and its agents for any injury to persons or damage to property, including, without limitation, the Premises, Building or Complex, and (iii) that no auction or sale of such personal property shall occur from the Premises, Building or Complex, and is otherwise acceptable to Landlord in Landlord’s reasonable discretion.
ARTICLE 18    MAINTENANCE AND REPAIRS
18.1    Landlord’s Obligations. Subject to the other provisions of this Lease imposing obligations in this respect upon Tenant, Landlord shall repair, replace and maintain the external and Structural parts of the Building and Common Areas of the Complex which do not comprise a part of the Premises and are not leased to others, janitor and equipment closets and shafts within the Premises designated by Landlord for use by it in connection with the operation and maintenance of the Complex, and all Common Areas. Landlord shall also repair and maintain the exterior walls, roof, exterior windows, utility lines serving the Premises that are in the Building but outside the Premises (other than Tenant's telephone, networking, cabling and telecommunication lines and cables), the Building's HVAC system (but not any supplemental systems for any special equipment of Tenant), the Building's base electrical system, lights and ballasts, the Building's pipes, ducts, plumbing and sewer, and conduits, wires, and structural elements leading through the Premises serving other parts of the Building and Common Areas of the Complex, the Building's sprinkler and other automatic fire extinguishing systems including fire alarm and smoke detection systems and equipment (except as installed by Tenant). Landlord shall perform such repairs, replacements and maintenance with reasonable dispatch, in a good and workmanlike manner; but Landlord shall not be liable for any damages, direct, indirect or consequential, or for damages for personal discomfort, illness or inconvenience of Tenant by reason of failure of such equipment, facilities or systems or reasonable delays in the performance of such repairs, replacements and maintenance, unless caused by the gross negligence or deliberate act or omission of Landlord. The cost for such repairs, maintenance and replacement shall be included in Operating Costs.
18.2    Negligence of Tenant. If the Building, the elevators, boilers, engines, pipes or apparatus used for the purpose of climate control of the Building or operating the elevators, or if the water pipes, drainage pipes, electric lighting or other equipment of the Building, or the roof or the outside walls of the Building, fall into a state of disrepair or become damaged or destroyed through the negligence or intentional act of Tenant, its agents, officers, partners, employees or servants, the cost of the necessary repairs, replacements or alterations shall be borne by Tenant who shall pay the same to Landlord as additional charges forthwith on demand, except to the extent provided in section 14.2 (the waiver of subrogation) hereof.
18.3    Tenant’s Obligations. Tenant shall repair the Premises, including without limiting the generality of the foregoing, all interior partitions and interior walls, fixtures, Tenant Improvements and alterations in the Premises, fixtures and shelving, and special mechanical and electrical equipment which equipment is not a normal part of the Premises installed by or for Tenant, reasonable wear and tear, damage with respect to which Landlord has an obligation to repair as provided in Section 18.1 and Section 19 hereof only excepted. Landlord may enter and view the state of repair and Tenant will repair in a good and workmanlike manner according to notice in writing.
18.4    Cleaning. Tenant agrees at the end of each business day to leave the Premises in a reasonably clean condition for the purpose of the performance of Landlord’s cleaning services referred to herein.
18.5    Waiver. Tenant waives all rights it may have under law to make repairs at Landlord’s expense. However, in the event of a default by Landlord of its repair and maintenance obligations under the Lease, (a) Tenant shall use reasonable efforts to mitigate its damages and losses arising from any such default and Tenant may pursue any and all remedies available to it at law or in equity, provided, however, in no event shall Tenant claim a constructive or actual eviction or that the Premises have become unsuitable or uninhabitable prior to a default and failure to cure by Landlord and its mortgagee under this Lease, and further provided that in no event shall Tenant be entitled to receive more than its actual direct damages, it being agreed that Tenant hereby waives any claim it otherwise may have for special or consequential damages; and (b) in an emergency (an emergency being defined as a situation presenting an imminent threat of material harm or injury to persons or property), Tenant shall give advance notice by telephone to the individual from time to time designated by Landlord as an emergency contact of Tenant's intention to exercise its rights under this Section, and if Landlord shall have failed to remove such imminent threat of material harm or injury within ten (10) business days after receipt of notice from Tenant of the emergency, Tenant shall have the right, but not the obligation, to perform the nonstructural repair or maintenance obligation to the Premises that Landlord has failed to perform and which failure has produced the emergency situation, in accordance with all government laws, ordinances, rules and regulations, using Building standard materials where applicable, and with insurance in place as Landlord may reasonably require. The reasonable cost and expense so incurred by Tenant shall be paid by Landlord to Tenant, within thirty (30) days after demand therefor, such demand to be accompanied by appropriate lien waivers and invoices.

18.6    Acceptance. Except as to the obligations of Landlord, if any, stated in this Lease, Tenant shall accept the Premises in “as is” condition as of the date of execution of this Lease by Tenant, and subject to the punch list items and warranty referenced in Section 4.5, Tenant acknowledges that the Premises in such condition are in good and sanitary order, condition and repair. Notwithstanding the foregoing, Landlord agrees to deliver the Premises to Tenant with all Building systems serving the Premises in good operating order and repair, including mechanical, electrical and plumbing systems. Without limiting Landlord’s obligations related to the warranty set forth in Section 4.5, Tenant shall have thirty (30) days from the date Landlord delivers possession of the Premises to Tenant in which to discover and to notify Landlord, in writing, which, if any, of the above stated Building systems are not in good working order and satisfactory condition and repair and Landlord shall at its cost promptly effectuate the repair and correction thereof.
ARTICLE 19    DESTRUCTION
19.1    Rights of Termination. In the event the Premises suffers (a) an “uninsured property loss” (as hereinafter defined) or (b) a property loss which cannot be repaired within one hundred twenty (120) days from the date of destruction under the laws and regulations of state, federal, county or municipal authorities, or other authorities with jurisdiction, Landlord may terminate this Lease as of the date of the damage within twenty (20) days of written notice from Landlord to Tenant that the damage from the casualty was an uninsured property loss or that time to restore will exceed such one hundred twenty (120) day period. In the event of a property loss to the Premises which cannot be repaired within one hundred eighty (180) days of the occurrence thereof, Tenant shall also have the right to terminate this Lease by written notice to Landlord within twenty (20) days following notice from Landlord that the time for restoration will exceed such time period. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not have the right to terminate this Lease if the casualty or other loss or damage was caused by the negligence or intentional misconduct of Tenant or any Tenant Entity or a party related to Tenant. For purposes of this Lease, the term “uninsured property loss” shall mean any loss arising from a peril not covered by the standard form of “All Risk” or “Special Form” property insurance policy.
19.2    Repairs. In the event of a property loss which may be repaired within one hundred twenty (120) days from the date of the damage, or, in the alternative, in the event the parties do not elect to terminate this Lease under the terms of Section 19.1 above, then this Lease shall continue in full force and effect and Landlord shall forthwith undertake to make such repairs to reconstitute the Premises to as near the condition as existed prior to the property loss as practicable. Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant. Such partial destruction shall in no way annul or void this Lease except that Tenant shall be entitled to a proportionate reduction of Minimum Monthly Rent following the property loss and until the time the Premises are restored. Such reduction shall be based on the ratio that the square footage of the damaged portion of the Premises bears to the total square footage of the Premises. So long as Tenant conducts its business in the Premises, there shall be no abatement until the parties agree on the amount thereof. If the parties cannot agree within forty-five (45) days of the property loss, the matter shall be submitted to arbitration under the rules of the American Arbitration Association. Upon the resolution of the dispute, the settlement shall be retroactive and Landlord shall within ten (10) days thereafter refund to Tenant any sums due in respect of the reduced rental from the date of the property loss. Landlord’s obligations to restore shall in no way include any construction originally performed by Tenant or subsequently undertaken by Tenant, but shall include solely that property constructed by Landlord prior to commencement of the Term hereof. Notwithstanding anything to the contrary contained in this Lease, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises, Building and/or Complex requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

19.3    Repair Costs. The cost of any repairs to be made by Landlord, pursuant to Section 19.2 of this Lease, shall be paid by Landlord utilizing available insurance proceeds. Tenant shall reimburse Landlord upon completion of the repairs for any deductible for which no insurance proceeds will be obtained under Landlord’s insurance policy, or if other premises are also repaired, a pro rata share based on total costs of repair equitably apportioned to the Premises. Tenant shall, however, not be responsible to pay any deductible or its share of any deductible to the extent Tenant’s payment would be in excess of $10,000.00 if Tenant’s consent has not been received by Landlord, unless such denial of consent by Tenant is unreasonable.
19.4    Waiver. Tenant hereby waives all statutory or common law rights of termination in respect to any partial destruction or property loss which Landlord is obligated to repair or may elect to repair under the terms of this Article, but such waiver does not waive Tenant’s rights of termination under this Article 19.
19.5    Landlord’s Election. In the event that the Building is destroyed to the extent of not less than thirty‑three and one‑third percent (33‑1/3%) of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Premises be injured or not, in the same manner as in Section 19.1 above. In all events, a total destruction of the Complex or Building shall terminate this Lease.
19.6    Damage near End of Term. If at any time during the last twelve (12) months of the term of this Lease there is, in Landlord's sole opinion, substantial damage to the Premises or the Building, whether or not such casualty is covered in whole or in part by insurance, Landlord may at Landlord's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord's election to do so within thirty (30) days after the date of occurrence of such damage and Landlord shall have no further liability hereunder, except to the extent such terms survive termination of this Lease. Substantial damage shall be defined as damage that will cost over $50,000.00 to repair.
ARTICLE 20    CONDEMNATION
20.1    Definitions.
(a)    “Condemnation” means (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a condemnor and/or (ii) a voluntary sale or transfer by Landlord to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.
(b)    “Date of taking” means the date the condemnor has the right to possession of the property being condemned.
(c)    “Award” means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation.
(d)     “Condemnor” means any public or quasi‑public authority, or private corporation or individual, having the power of condemnation.
20.2    Total Taking. If the Premises are totally taken by condemnation, this Lease shall terminate on the date of taking.
20.3    Partial Taking; Common Areas.
(a)If any portion of the Premises is taken by condemnation, this Lease shall remain in effect, except that Tenant can elect to terminate this Lease if 33-1/3% or more of the total number of square feet in the Premises is taken.
(b)If any part of the Common Areas of the Complex is taken by condemnation, this Lease shall remain in full force and effect so long as there is no material interference with the access to the Premises, except that if thirty percent (30%) or more of the Common Areas is taken by condemnation, Landlord or Tenant shall have the election to terminate this Lease pursuant to this Section.
(c)If fifty percent (50%) or more of the Building in which the Premises are located is taken, Landlord shall have the election to terminate this Lease in the manner prescribed herein.
20.4    Termination or Abatement. If either party elects to terminate this Lease under the provisions of Section 20.3 (such party is hereinafter referred to as the “Terminating Party”), it must terminate by giving notice to the other party (the “Nonterminating Party”) within thirty (30) days after the nature and extent of the taking have been finally determined (the “Decision Period”). The Terminating Party shall notify the Nonterminating Party of the date of termination, which date shall not be earlier than one hundred twenty (120) days after the Terminating Party has notified the Nonterminating Party of its election to terminate nor later than the date of taking. If Notice of Termination is not given within the Decision Period, this Lease shall continue in full force and effect except that Minimum Monthly Rent shall be reduced by subtracting therefrom an amount calculated by multiplying the Minimum Monthly Rent in effect prior to the taking by a fraction the numerator of which is the number of square feet taken from the Premises and the denominator of which is the number of square feet in the Premises prior to the taking.
20.5    Restoration. If there is a partial taking of the Premises and this Lease remains in full force and effect pursuant to this Article, Landlord, at its cost, shall accomplish all necessary restoration so that the Premises is returned as near as practical to its condition immediately prior to the date of the taking, but in no event shall Landlord be obligated to expend more for such restoration than the extent of funds actually paid to Landlord by the condemnor.
20.6    Award. Any award arising from the condemnation or the settlement thereof shall belong to and be paid to Landlord except that Tenant shall receive from the award compensation for the following if specified in the award by the condemning authority, so long as it does not reduce Landlord’s award in respect of the real property: Tenant’s trade fixtures, tangible personal property, goodwill, loss of business and relocation expenses. At all events, Landlord shall be solely entitled to all award in respect of the real property, including the bonus value of the leasehold. Tenant shall not be entitled to any award until Landlord has received the above sum in full.
ARTICLE 21    ASSIGNMENT AND SUBLETTING
21.1    Lease is Personal. The purpose of this Lease is to transfer possession of the Premises to Tenant for Tenant’s personal use in return for certain benefits, including rent, to be transferred to the Landlord. Tenant acknowledges and agrees that it has entered into this Lease in order to occupy the Premises for its own personal use and not for the purpose of obtaining the right to assign or sublet the leasehold to others.
21.2    “Transfer of the Premises” Defined. Except for transfer described in Section 21.5 hereof, the terms “Transfer of the Premises” or “Transfer” as used herein shall include any of the following, whether voluntary or involuntary and whether effected by death, operation of law or otherwise:
(a)    An assignment of all or any part this Lease or subletting of all or any part the Premises or transfer of possession, or right of possession or contingent right of possession of all or any portion of the Premises including, without limitation, concession, mortgage, deed of trust, devise, hypothecation, agency, license, franchise or management agreement, or the occupancy or use by any other person (the agents and servants of Tenant excepted) of any portion of the Premises.
(b)    If Tenant is a partnership, limited liability company or other entity other than a corporation described in Section 21.1(c) below:

(1)    A change in ownership effected voluntarily, involuntarily, or by operation of law within a twelve-month (12-month) period, of twenty-five percent (25%) or more of the partners or members or twenty-five percent (25%) or more of the partnership or membership interests; or
(2)    The sale, mortgage, hypothecation, pledge or other encumbrance within a twelve-month (12-month) period of more than an aggregate of twenty-five percent (25%) of the value of Tenant’s assets; or
(3)    The dissolution of the partnership or limited liability company without its immediate reconstitution.
(c)    If Tenant is a closely held corporation (i.e., one whose stock is not publicly held and not traded through an exchange or over the counter):
(1)    The sale or other transfer within a twelve-month (12-month) period of more than an aggregate of twenty-five percent (25%) of the voting shares of Tenant;
(2)    The sale, mortgage, hypothecation, pledge or other encumbrance within a twelve-month (12-month) period of more than an aggregate of twenty-five percent (25%) of the value of Tenant’s assets; or
(3)    The dissolution, merger, consolidation, or other reorganization of Tenant.
21.3    No Transfer without Consent. Except for a Transfer described in Section 21.5 hereof, Tenant shall not suffer a Transfer of the Premises or any interest therein, or any part thereof, or any right or privilege appurtenant thereto without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, subject to Section 21.4 below, and a consent to one Transfer of the Premises shall not be deemed to be a consent to any subsequent Transfer of the Premises. Any Transfer of the Premises without such consent shall be void, and shall, at the option of Landlord, terminate this Lease. Any Transfer of the Premises without such consent shall (i) be voidable, and (ii) terminate this Lease, in either case, at the option of Landlord. The consent by Landlord to any Transfer shall not include consent to the assignment or transferring of any lease renewal option rights or space option rights of the Premises, special privileges or extra services granted to Tenant by this Lease, or addendum or amendment thereto or letter of agreement (and such options, rights, privileges or services shall terminate upon such assignment), unless Landlord specifically grants in writing such options, rights, privileges or services to such assignee or subtenant.
21.4    When Consent Granted. The consent of Landlord to a Transfer may not be unreasonably withheld, provided that it is agreed to be reasonable for Landlord to consider any of the following reasons, which list is not exclusive, in electing to deny consent:
(a)The financial strength of the proposed transferee at the time of the proposed Transfer is not at least equal to that of Tenant at the time of execution of this Lease;
(b)A proposed transferee whose occupation of the Premises would cause a diminution in the reputation of the Complex or the other businesses located therein;
(c)A proposed transferee whose impact or affect on the common facilities or the utility, efficiency or effectiveness of any utility or telecommunication system serving the Building or the Complex or the other occupants of the Complex would be adverse, disadvantageous or require improvements or changes in any utility or telecommunication capacity currently serving the Building or the Complex, except as the assignee is willing to assume the cost for any such improvements or changes;

(d)A proposed transferee whose occupancy will require a variation in the terms of this Lease (including, without limitation, a variation in the use clause) or which otherwise materially adversely affects any interest of Landlord;
(e)The existence of any uncured default by Tenant under any provision of this Lease;
(f)A proposed transferee who is or is likely to be, or whose business is or is likely to be, subject to compliance with additional laws or other governmental requirements beyond those to which Tenant or Tenant’s business is subject and which would thereby materially adversely affect the interests of the Landlord;
(g)Either the proposed transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed transferee or an affiliate of the proposed transferee, (i) occupies space in the Building at the time of the request for consent, or (ii) is negotiating with Landlord to lease space in the Building or in the Complex at such time;
(h)the proposed Transferee is a governmental agency or unit, a non-profit or charitable entity or organization or an existing tenant in the Complex;
(i)Landlord otherwise determines that the proposed Transfer would have the effect of decreasing the value of the Building or the Complex, or increasing the expenses associated with operating, maintaining and repairing the Building or the Complex;
(j)the rent proposed to be charged by Tenant to the proposed transferee during the term of such Transfer, calculated using a present value analysis, is less than ninety-five percent (95%) of the rent then being quoted by Landlord, at the proposed time of such Transfer, for comparable space in the Building or any other building in the Complex for a comparable term, calculated using a present value system, or
(k)the proposed Transferee will use, store or handle Hazardous Materials in or about the Premises of a type, nature or quantity not then acceptable to Landlord.
21.5    Affiliated Transfer. Notwithstanding the foregoing, Landlord’s consent is not required for any Transfer to an Affiliated Transferee, as defined below, as long as the following conditions are met:
(a)At least ten (10) business days before the Transfer, Landlord receives written notice of the Transfer (as well as any documents or information reasonably requested by Landlord regarding the Transfer or Affiliated Transferee);
(b)The Transfer is not a subterfuge by Tenant to avoid its obligations under this Lease;
(c)If the Transfer is an assignment, the Affiliated Transferee assumes in writing all of Tenant’s obligations under this Lease relating to the Premises; and
(d)The Affiliated Transferee has a tangible net worth, as evidenced by financial statements delivered to Landlord and certified by an independent certified public accountant in accordance with generally accepted accounting principles that are consistently applied (“Net Worth”), at least equal to Tenant’s Net Worth either immediately before the Transfer or as of the date of this Lease, whichever is greater.
For purposes hereof, the term “Affiliated Transferee” means a company or other entity organized or to be organized by Tenant, provided that Tenant owns or beneficially controls all of the issued and outstanding shares of stock or interests of the company or other entity; further provided, however, that in the event that at any time following such assignment to an Affiliated Transferee, Tenant or such Affiliated Transferee wishes to sell, mortgage, devise, hypothecate or in any other manner whatsoever transfer more than 50% of the ownership or beneficial control of the issued and outstanding shares in the stock or interests of such Affiliated

Transferee, then such transfer shall constitute a Transfer under this Lease and subject to all provisions with respect thereto.

In addition to the foregoing rights under this Section 21.5, Tenant may sell its shares for the initial issuance or transfer of shares in Tenant in connection with its public offering on a national stock exchange or a regularly traded over-the-counter market and quoted on NASDAQ or shares that may be traded publicly subsequent thereto in the regular course of trading and not as a result of any merger, take over or sale of assets; or Transfer shares of stock in Tenant to another party in connection with any merger, consolidation, or sale of Tenant as a going concern, provided that if there is such transfer of shares of stock to a successor corporation or entity, then such successor corporation or entity must have a tangible net worth equal to the greater of the tangible net worth of Tenant as of the date of this Lease or just prior to such Transfer.

21.6    Procedure for Obtaining Consent. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least thirty (30) days but no more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee. With respect to a Transfer requiring Landlord’s consent, Landlord need not commence its review of any proposed Transfer, or respond to any request by Tenant with respect to such, unless and until it has received from Tenant adequate descriptive information concerning the business to be conducted by the proposed transferee, the transferee’s financial capacity, and such other information as may reasonably be required in order to form a prudent judgment as to the acceptability of the proposed Transfer, including, without limitation, the following:
(a)The past two years’ Federal Income Tax returns of the proposed transferee (or in the alternative the past two years’ audited annual Balance Sheets and Profit and Loss statements, certified correct by a Certified Public Accountant);
(b)Banking references of the proposed transferee;
(c)A resume of the business background and experience of the proposed transferee;
(d)At least five (5) business references for the proposed transferee; and
(e)An executed copy of the instrument by which Tenant proposes to effectuate the Transfer.
Landlord will use commercially reasonable efforts to notify Tenant whether Landlord will consent to any request for a Transfer within thirty (30) days after Landlord receipt of Tenant’s request for a Transfer, together with the information required under this Article 21.
21.7    Recapture. By written notice to Tenant (the “Termination Notice”) within thirty (30) days following submission to Landlord by Tenant of the information specified in Section 21.6, Landlord may (1) terminate this Lease in the event of an assignment of this Lease or sublet of the entire Premises, or (2) terminate this Lease as to the portion of the Premises to be sublet, if the sublet is to be of less than the entire Premises. If Landlord elects to terminate under the provisions hereof, and the area to be terminated is less than the entire Premises, an amendment to this Lease shall be executed in which Tenant’s obligations for rent and other charges shall be reduced in proportion to the reduction in the size of the Premises caused thereby by restating the description of the Premises, and its monetary obligations hereunder shall be reduced by multiplying such obligations by a fraction, the numerator of which is the Rentable Area of the Premises offered for sublease and the denominator of which is the Rentable Area of the Premises immediately prior to such termination, as reasonably determined by Landlord.

21.8    Reasonable Restriction. The restrictions on Transfer described in this Lease are acknowledged by Tenant to be reasonable for all purposes, including, without limitation, the provisions of California Civil Code (the “Code”) Section 1951.4(b)(2). Tenant expressly waives any rights which it might otherwise be deemed to possess pursuant to applicable law, including, without limitation, Section 1997.040 of the Code, to limit any remedy of Landlord pursuant to Section 1951.2 or 1951.4 of the Code by means of proof that enforcement of a restriction on use of the Premises would be unreasonable.
21.9    Effect of Transfer. If Landlord consents to a Transfer and does not elect to recapture as provided in section 21.7, the following conditions shall apply:
(a)Each and every covenant, condition or obligation imposed upon Tenant by this Lease and each and every right, remedy or benefit afforded Landlord by this Lease shall not be impaired or diminished as a result of such Transfer.
(b)Tenant shall pay to Landlord on a monthly basis, fifty percent (50%) of the excess of any sums of money, or other economic consideration received by Tenant from the Transferee in such month (whether or not for a period longer than one month), including higher rent, bonuses, key money, or the like over the aggregate of the total sums which Tenant pays Landlord under this Lease in such month, or the prorated portion thereof if the Premises transferred is less than the entire Premises, after deducting the reasonable and customary costs incurred and paid by Tenant for leasing commissions and legal fees for such Transfer and for improvement costs for improvements affixed to the portion of the Premises that is being sublet to such Transferee. The amount so derived shall be paid with Tenant’s payment of Minimum Monthly Rent.
(c)No Transfer, whether or not consent of Landlord is required hereunder, shall relieve Tenant of its primary obligation to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer of the Premises.
(d)If Landlord consents to a sublease, such sublease shall not extend beyond the expiration of the Term of this Lease.
(e)No Transfer shall be valid and no transferee shall take possession of the Premises or any part thereof unless, Tenant shall deliver to Landlord, at least ten (10) days prior to the effective date of such Transfer, a duly executed duplicate original of the Transfer instrument in form satisfactory to Landlord which provides that (i) the transferee assumes Tenant’s obligations for the payment of rent and for the full and faithful observance and performance of the covenants, terms and conditions contained herein, (ii) such transferee will, at Landlord’s election, attorn directly to Landlord in the event Tenant’s Lease is terminated for any reason on the terms set forth in the instrument of transfer and (iii) such instrument of transfer contains such other assurances as Landlord reasonably deems necessary.
21.10    Costs. Tenant shall reimburse Landlord as additional rent for Landlord’s reasonable costs and attorneys’ fees incurred in conjunction with the processing and documentation of any proposed Transfer of the Premises, whether or not consent is granted.
ARTICLE 22    ENTRY BY LANDLORD
22.1    Rights of Landlord. Tenant shall permit Landlord and Landlord’s agents and any mortgagee under a mortgage or beneficiary under a deed of trust encumbering the Building containing the Premises and such party’s agents to enter the Premises at all reasonable times for the purpose of (a) inspecting the same, (b) maintaining the Building, (c) making repairs, replacements, alterations or additions to any portion of the Building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, (d) posting notices of non-responsibility for alterations, additions or repairs, (c) placing upon the Building any usual or ordinary “for sale” signs and showing the space to prospective purchasers, investors and lenders, without any rebate of rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned, and (e) during the last nine (9) months of the Term, placing on the Premises any “to let” or “to lease” signs and marketing and showing the Premises to prospective tenants. This Section in no way affects the maintenance obligations of the parties hereto. Landlord will use its commercially reasonable efforts to minimize any disruption in Tenant’s business in the exercise of Landlord’s rights under this Section.
ARTICLE 23    INTENTIONALLY DELETED
ARTICLE 24    DEFAULT
24.1    Definition. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

(a)Payment. Any failure by Tenant to pay the rent or to make any other payment required to be made by Tenant hereunder when due; or
(b)Other Covenants. A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for ten (10) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within the ten (10) day period allowed, Tenant shall not be deemed to be in default if Tenant shall, within such ten (10) day period, commence to cure and thereafter diligently prosecute the same to completion. Notwithstanding the foregoing, any default by Tenant to comply with the terms and conditions contained in Article 15 (Liability and Other Insurance), Article 16 (Insurance Policy Requirements & Insurance Defaults) and/or Article 32 (Estoppel Certificates) shall be an immediate default without benefit of notice or opportunity to cure; or
(c)Receivership. Either (1) the appointment of a receiver (except a receiver appointed at the instance or request of Landlord) to take possession of all or substantially all of the assets of Tenant, or (2) a general assignment by Tenant for the benefit of creditors, or (3) any action taken or suffered by Tenant under any insolvency or bankruptcy act shall constitute a breach of this Lease by Tenant. In such event, Landlord may, at its option, declare this Lease terminated and forfeited by Tenant, and Landlord shall be entitled to immediate possession of the Premises. Upon such notice of termination, this Lease shall terminate immediately and automatically by its own limitation; or
ARTICLE 25    REMEDIES UPON DEFAULT
25.1    Termination and Damages. In the event of any default by Tenant, then in addition to any other remedies available to Landlord herein or at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:
(a)The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus
(b)The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus
(c)The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus
(d)Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom; and
(e)At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the applicable law in the state in which the Premises are located.
25.2    Definition. As used in Sections 25.1(a) and (b) above, the “worth at the time of award” is computed by allowing interest at the rate of ten percent (10%) per annum. As used in Section 25.1(c) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank for the region in which the Complex is located at the time of award plus one percent (1%).

25.3    Personal Property. In the event of any default by Tenant, Landlord shall also have the right and option, with or without terminating this Lease, to do any one or combination of the following:
(a)to reenter the Premises and remove all persons and property from the Premises;
(b)to have all of Tenant’s fixtures, furniture, equipment, improvements, additions, alterations and other personal property remain upon the Premises during the length of any default by Tenant or a lesser period; or
(c)to require Tenant to forthwith remove such property.
Landlord shall have the sole right to take exclusive possession of such property and to use it, rent, or charge free, until all defaults are cured, except to the extent Landlord has subordinated its interest in such property pursuant to Section 17.2. If Landlord shall remove property from the Premises, Landlord may, in its sole and absolute discretion, store such property in the Complex, in a public warehouse or elsewhere. All costs incurred by Landlord under this Section, including, without limitation, those for removal and storage (including, without limitation, charges imposed by Landlord for storage within the Complex), shall be at the sole cost of and for the account of Tenant. The rights stated herein are in addition to Landlord’s rights described in Article 17.
25.4    Recovery of Rent; Reletting.
(a)In the event of the vacation or abandonment of the Premises by Tenant or in the event that Landlord shall elect to reenter as provided in Section 25.3 above, or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Section 25.1 above, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord may enforce all its rights and remedies under this Lease, including, without limitation, Landlord’s right from time to time, without terminating this Lease, to either recover all rental as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord, in its sole discretion, may deem advisable with the right to make alterations and repairs to the Premises. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiation of Landlord or other legal proceeding granting Landlord or its agent possession to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession.
(b)In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises ; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied by the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.
(c)No reentry or taking possession of the Premises or any other action under this Section shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

(d)Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has right to sublet or assign, subject only to reasonable limitations).
25.5    No Waiver. Efforts by Landlord to mitigate the damages caused by Tenant’s default in this Lease shall not constitute a waiver of Landlord’s right to recover damages hereunder, nor shall Landlord have any obligation to mitigate damages hereunder, except to the extent Landlord is required under applicable law to mitigate its damages.
25.6    Curing Defaults. Should Tenant fail to repair, maintain, and/or service the Premises, or any part or contents thereof at any time or times, or perform any other obligations imposed by this Lease or otherwise, then after having given Tenant reasonable notice of the failure or failures and a reasonable opportunity which in no case shall exceed thirty (30) days, to remedy the failure, Landlord may perform or contract for the performance of the repair, maintenance, or other Tenant obligation, and Tenant shall pay Landlord for all direct and indirect costs incurred in connection therewith within ten (10) business days of receiving a bill therefor from Landlord.
25.7    Cumulative Remedies. The various rights, options, election powers, and remedies of Landlord contained in this Article and elsewhere in this Lease shall be construed as cumulative and no one of them exclusive of any others or of any legal or equitable remedy which Landlord might otherwise have in the event of breach or default, and the exercise of one right or remedy by Landlord shall not in any way impair its right to any other right or remedy.
ARTICLE 26    BANKRUPTCY
26.1    Bankruptcy Events. If at any time during the term of this Lease there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s property, or if a receiver or trustee takes possession of any of the assets of Tenant, or if the leasehold interest herein passes to a receiver, or if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement (any of which are referred to herein as “a bankruptcy event”), then the following provisions shall apply:
(a)Assume or Reject. At all events any receiver or trustee in bankruptcy or Tenant as debtor in possession (“debtor”) shall either expressly assume or reject this Lease within the earlier of sixty (60) days following the entry of an “Order for Relief” or such earlier period of time provided by law.
(b)Cure. In the event of an assumption of this Lease by a debtor, receiver or trustee, such debtor, receiver or trustee shall immediately after such assumption (1) cure any default or provide adequate assurances that defaults will be promptly cured; and (2) compensate Landlord for actual pecuniary loss or provide adequate assurances that compensation will be made for actual pecuniary loss; and (3) provide adequate assurance of future performance.
(c)Adequate Assurance. For the purposes of Section 26.1(b), adequate assurance of future performance of all obligations under this Lease shall include, but is not limited to:
(1)    written assurance that rent and any other consideration due under this Lease shall first be paid before any other of Tenant’s costs of operation of its business in the Premises is paid;
(2)    written agreement that assumption of this Lease will not cause a breach of any provision hereof including, but not limited to, any provision relating to use or exclusivity in this or any other Lease, or agreement relating to the Premises, or if such a breach is caused, the debtor, receiver or trustee will indemnify Landlord against such loss (including costs of suit and attorneys’ fees), occasioned by such breach;

(d)Landlord’s Obligation. Where a default exists under this Lease, the party assuming this Lease may not require Landlord to provide services or supplies incidental to this Lease before its assumption by such trustee or debtor, unless Landlord is compensated under the terms of this Lease for such services and supplies provided before the assumption of such Lease.
(e)Assignment. The debtor, receiver, or trustee may assign this Lease only if adequate assurance of future performance by the assignee is provided, whether or not there has been a default under this Lease. Any consideration paid by any assignee in excess of the rental reserved in this Lease shall be the sole property of, and paid to, Landlord. Upon assignment by the debtor or trustee, the obligations of this Lease shall be deemed to have been assumed, and the assignee shall execute an assignment agreement on request of Landlord.
(f)Fair Value. Landlord shall be entitled to the fair market value for the Premises and the services provided by Landlord (but in no event less than the rental reserved in this Lease) subsequent to the commencement of a bankruptcy event.
(g)Reservation of Rights. Landlord specifically reserves any and all remedies available to Landlord in Article 25 hereof or at law or in equity in respect of a bankruptcy event by Tenant to the extent such remedies are permitted by law.
ARTICLE 27    SURRENDER OF LEASE
27.1    No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work as a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.
ARTICLE 28    LANDLORD’S EXCULPATION
28.1    Limited Liability. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.
ARTICLE 29    ATTORNEYS’ FEES
29.1    Attorneys' Fees. In the event of any litigation or arbitration (if each party in its sole and absolute discretion elects to use arbitration) proceeding between the parties with respect to this Lease, then all costs and expenses, including without limitation, all reasonable professional fees such as appraisers', accountants' and attorneys' fees, incurred by the prevailing party therein shall be paid or reimbursed by the other party. The “prevailing party” means the party determined by the court or arbitrator (if the parties elected to use arbitration) to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered. Further, in the event of any breach or default by either party under any of the terms and conditions of this Lease after notice and the expiration of any applicable cure period, such defaulting party shall pay the reasonable expenses and attorneys’ fees and costs incurred by the other party in connection with such default, whether or not litigation is commenced. Should Landlord be named as a defendant or requested or required to appear as a witness or produce any documents in any suit brought by Tenant against any other party or against Tenant in connection with or arising out of Tenant's occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, all reasonable professional fees such as appraisers', accountants' and attorneys' fees. The provisions of this section shall survive the expiration or termination of this Lease.

ARTICLE 30    NOTICES
30.1    Writing. All notices, demands and requests required or permitted to be given or made under any provision of this Lease shall be in writing and shall be given or made by personal service or by mailing same by registered or certified mail, return receipt requested, postage prepaid, or overnight by Fed Ex or reputable courier which provides written evidence of delivery or other means of confirmation of delivery (such as computer confirmation by Fed Ex), or by facsimile with facsimile confirmation that the notice was sent, addressed to the respective party at the address set forth in Section 1.2 of this Lease or at such other address as the party may from time to time designate, by a written notice sent to the other in the manner aforesaid.
30.2    Effective Date. Any such notice, demand or request (“notice”) shall be deemed given or made on the third day after the date so mailed. Notwithstanding the foregoing, notice given by personal delivery or by fax to the party at its address or fax number as aforesaid shall be deemed given on the day on which delivery is made or the fax is sent, respectively. Notice given overnight by a reputable courier service which provides written evidence of delivery shall be deemed given on the business day immediately following deposit with the courier service.
30.3    Authorization to Receive. Each person and/or entity whose signature is affixed to this Lease as Tenant or as guarantor of Tenant’s obligations (“obligor”) designates such other obligor its agent for the purpose of receiving any notice pertaining to this Lease or service of process in the event of any litigation or dispute arising from any obligation imposed by this Lease.
ARTICLE 31    SUBORDINATION AND FINANCING PROVISIONS
31.1    Priority of Encumbrances. This Lease is subordinate to any ground lease, mortgage, deed of trust or any other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.
Landlord shall use commercially reasonable efforts to provide Tenant with a non-disturbance, subordination, and attornment agreement in favor of Tenant from any existing current mortgagee, beneficiary or ground or underlying lessor with an interest in the Building. Such non-disturbance, subordination, and attornment agreement in favor of Tenant shall provide that, so long as Tenant is paying the rent due under the Lease and is not otherwise in default under the Lease beyond any applicable cure period, its right to possession and the other terms of the Lease shall remain in full force and effect. Such non-disturbance, subordination, and attornment agreement may include other commercially reasonable provisions in favor of the mortgagee, beneficiary or ground or underlying lessor, including, without limitation, additional time on behalf of the mortgagee, beneficiary or ground or underlying lessor to cure defaults of the Landlord and provide that (a) neither mortgagee, beneficiary or ground or underlying lessor nor any successor-in-interest thereto shall be bound by (i) any payment of the Minimum Monthly Rent, additional rent, or other sum due under this Lease for more than one (1) month in advance of the due date thereof or (ii) any amendment or modification of the Lease made without the express written consent of mortgagee, beneficiary or ground or underlying lessor or any successor-in-interest thereto; (b) neither mortgagee, beneficiary, ground or underlying lessor nor any successor-in-interest thereto will be liable for (i) any act, omission, representation or warranties of any prior landlord (including Landlord), (ii) the breach of any representations, warranties or other obligations relating to construction of improvements in the Building or any tenant finish work performed or to have been performed by any prior landlord (including Landlord), or (iii) the return of any security deposit, except to the extent such deposits have been received by mortgagee, beneficiary or ground or underlying lessor, as the case may be; and (c) neither mortgagee, beneficiary or ground or underlying lessor nor any successor-in-interest thereto shall be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord).
31.2    Execution of Documents. Tenant agrees to execute any documents required to further effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, if requested by Landlord or any lender. It is understood by all parties that Tenant’s failure to execute the subordination documents referred to above may cause Landlord serious financial damage by causing the failure of a financing or sale transaction.

31.3    Attornment. If the holder of any ground lease, mortgage, deed of trust or security described above (or its successor-in-interest), enforces its remedies provided by law or under the pertinent mortgage, deed of trust or security instrument and succeeds to Landlord’s interest in the Premises, Tenant shall, upon request of any person succeeding to the interest of such lender as result of such enforcement, automatically become the Tenant of said successor-in-interest without change in the terms or other provisions of this Lease, provided, however, that said successor-in-interest shall not be (i) bound by any payment of rent for more than thirty (30) days in advance, except prepayment in the nature of security for the performance by Tenant of its obligations under this Lease, (ii) liable for any act or omission of any previous landlord (including Landlord), (iii) subject to any offset, defense, recoupment or counterclaim that Tenant may have given to any previous landlord (including Landlord), or (iv) liable for any deposit that Tenant may have given to any previous landlord (including Landlord) that has not, as such, been transferred to said successor-in-interest. Within ten (10) days after receipt of request by said successor-in-interest, Tenant shall execute and deliver an instrument or instruments confirming such attornment, including a non-disturbance, attornment and subordination agreement in a form required by any such successor-in-interest.
31.4    Notice and Right to Cure Default. Tenant agrees to give any mortgagee(s) and/or trust deed holders, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified, in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the address of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then, so long as the default is not resulting in immediate material harm to the Tenant (and its employees and invitees), the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary if, within such thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.
ARTICLE 32    ESTOPPEL CERTIFICATES
32.1    Execution by Tenant. Within ten (10) business days after receipt of written request by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate acknowledging such facts regarding this Lease as Landlord may reasonably require, including without limitation, that to the extent of Tenant’s knowledge (i) this Lease is in full force and effect, binding and enforceable in accordance with its terms and unmodified (or if modified, specifying the written modification documents); (ii) no default exists on the part of Landlord or Tenant under this Lease; (iii) there are no events which with the passage of time, or the giving of notice, or both, would create a default under this Lease; (iv) no rent in excess of one month’s rent has been paid in advance; (v) Tenant has not received any written notice of any other sale, assignment, transfer, mortgage or pledge of this Lease or the rent due hereunder; and (vi) Tenant has no defense, setoff, recoupment or counterclaim against Landlord. Any such estoppel certificate may be relied upon by Landlord, any lender and any prospective purchaser of the Building or Complex or any interest therein. Failure to comply with this Article shall be a material breach of this Lease by Tenant giving Landlord all rights and remedies under this Lease, as well as a right to damages caused by the loss of a loan or sale which may result from such failure by Tenant.
32.2    Financial Statements and Credit Reports. At Landlord’s request, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report.

ARTICLE 33 LETTER OF CREDIT
33.1    Concurrently with Tenant’s execution and delivery of this Lease to Landlord, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease, including, but not limited to, any post-lease termination damages under section 1951.2 of the California Civil Code, an Irrevocable Standby Letter of Credit (the “Letter of Credit”) in the amount of Eighty-six Thousand Dollars ($86,000.00), reducing to Forty-Three Thousand Dollars (43,000.00) at the end of the forty-second (42nd) full calendar month of the Term on the terms and conditions set forth in Section 33.11 below. The following terms and conditions shall apply to the Letter of Credit:
33.2    The Letter of Credit shall be in favor of Landlord, shall be issued by a bank acceptable to Landlord with a Standard & Poors rating of “A” or better, shall comply with all of the terms and conditions of this Article and shall otherwise be in the form attached hereto as Exhibit F.
33.3    The Letter of Credit or any replacement Letter of Credit shall be irrevocable for the term thereof and shall automatically renew on a year to year basis until a period ending not earlier than two (2) months subsequent to the termination date of this Lease (the “LOC Expiration Date”) without any action whatsoever on the part of Landlord; provided that the issuing bank shall have the right not to renew the Letter of Credit by giving written notice to Landlord not less than sixty (60) days prior to the expiration of the then current term of the Letter of Credit that it does not intend to renew the Letter of Credit. Tenant understands that the election by the issuing bank not to renew the Letter of Credit shall not, in any event, diminish the obligation of Tenant to deposit the Security Deposit or maintain such an irrevocable Letter of Credit in favor of Landlord through the LOC Expiration Date.
33.4    Landlord, or its then managing agent, upon Tenant’s failure to comply with one or more provisions of this Lease, or as otherwise specifically agreed by Landlord and Tenant pursuant to this Lease or any amendment hereof, without prejudice to any other remedy provided in this Lease or by regulations, shall have the right from time to time to make one or more draws on the Letter of Credit and use all or part of the proceeds in accordance with Section 33.5 below. In addition, if Tenant fails to furnish a renewal or replacement letter of credit complying with all of the provisions of this Article 33 at least thirty (30) days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) in accordance with the terms of this Article 33. Funds may be drawn down on the Letter of Credit upon presentation to the issuing bank of Landlord's (or Landlord's then managing agent's) certification set forth in Exhibit F.
33.5    Tenant acknowledges and agrees (and the Letter of Credit shall so state) that the Letter of Credit shall be honored by the issuing bank without inquiry as to the truth of the statements set forth in such draw request and regardless of whether the Tenant disputes the content of such statement. The proceeds of the Letter of Credit shall constitute Landlord's sole and separate property (and not Tenant's property or the property of Tenant's bankruptcy estate) and Landlord may immediately upon any draw (and without notice to Tenant) apply or offset the proceeds of the Letter of Credit: (a) against any rent or other amounts payable by Tenant under this Lease that is not paid when due; (b) against all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it may suffer as a result of Tenant’s failure to comply with one or more provisions of this Lease, including any damages arising under Section 1951.2 of the California Civil Code following termination of this Lease; (c) against any costs incurred by Landlord in connection with this Lease (including reasonable attorneys' fees); and (d) against any other amount that Landlord may spend or become obligated to spend by reason of Tenant's default. Provided Tenant has performed all of its obligations under this Lease, Landlord agrees, within thirty (30) days after the later of the LOC Expiration Date or the date that Tenant surrenders the Premises to Landlord in accordance with this Lease, to return the outstanding Letter of Credit to Tenant and/or to pay to Tenant the amount of any proceeds of the Letter of Credit received by Landlord and not applied as allowed above; provided that if prior to the later of the LOC Expiration Date or the date that Tenant surrenders the Premises to

Landlord in accordance with this Lease a voluntary petition is filed by Tenant or any guarantor, or an involuntary petition is filed against Tenant or any Guarantor by any of Tenant's or guarantor's creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal. In addition to any other deductions Landlord is entitled to make pursuant to the terms hereof, Landlord shall have the right to make a good faith estimate of any unreconciled Operating Costs, Taxes and/or Insurance Costs as of the date of such surrender and to deduct any anticipated shortfall from the proceeds of the Letter of Credit, or the Letter of Credit then outstanding; provided, however, that in the event Landlord deducts funds in excess of the actual Operating Costs, Taxes and/or Insurance Costs owed by Tenant, Landlord shall refund such excess to Tenant within thirty (30) days of the actual amount for such costs being determined.
33.6    If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the amount set forth in this Article 33, Tenant shall, within five (5) business days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total amount required pursuant to this Article 33), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Article 33, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Lease, the same shall constitute an incurable Event of Default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.
33.7    Landlord may, at any time and without notice to Tenant and without first obtaining Tenant's consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to a purchaser of the Building or to Landlord's mortgagee and/or to have the Letter of Credit reissued in the name of Landlord's mortgagee. If Landlord transfers its interest in the Building and transfers the Letter of Credit (or any proceeds thereof then held by Landlord) in whole or in part to the transferee, Landlord shall, without any further agreement between the parties hereto, thereupon be released by Tenant from all liability therefor. The provisions hereof shall apply to every transfer or assignment of all or any part of the Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant's sole cost and expense, execute and submit to the issuer of the Letter of Credit such applications, documents and instruments as may be necessary to effectuate such transfer. Tenant shall be responsible for paying the issuer's transfer and processing fees in connection with any transfer of the Letter of Credit and, if Landlord advances any such fees (without having any obligation to do so), Tenant shall reimburse Landlord for any such transfer or processing fees within ten (10) days after Landlord's written request therefor.
33.8    If the Letter of Credit expires earlier than the LOC Expiration Date, or the issuing bank notifies Landlord that it shall not renew the Letter of Credit, Landlord shall accept a renewal thereof or substitute letter credit (such renewal or substitute Letter of Credit to be in effect not later than thirty (30) days prior to the expiration thereof), irrevocable and automatically renewable through the LOC Expiration Date upon the same terms as the expiring Letter of Credit or upon such other terms as may be acceptable to Landlord. However, if (a) the Letter of Credit is not timely renewed, or (b) a substitute Letter of Credit, complying with all of the terms and conditions of this paragraph is not timely received, Landlord may present such Letter of Credit to the issuing bank, and the entire sum so obtained shall be paid to Landlord, to be held by Landlord in accordance with Article 8 of this Lease. Notwithstanding the foregoing, Landlord shall be entitled to receive from Tenant all reasonable attorneys' fees and costs incurred in connection with the review of any proposed substitute Letter of Credit pursuant to this Section.
33.9    Landlord and Tenant (a) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any Regulation applicable to security deposits in the commercial context including

Section 1950.7 of the California Civil Code, as such section now exist or as may be hereafter amended or succeeded (“Security Deposit Laws”), (b) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of Regulations, now or hereafter in effect, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified above in this Section 33.9 and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant's breach of this Lease or the acts or omission of Tenant or any other Tenant Entities, including any damages Landlord suffers following termination of this Lease.
33.10    Notwithstanding anything to the contrary contained in this Lease, in the event that at any time the financial institution which issued the Letter of Credit held by Landlord is declared insolvent by the FDIC or is closed for any reason, Tenant must immediately provide a substitute letter of credit that satisfies the requirements of the Lease as amended hereby from a financial institution acceptable to Landlord, in Landlord's reasonable discretion.
33.11    Provided no default has occurred hereunder in the twelve (12) month period prior to the reduction, and Tenant notifies Landlord no less than thirty (30) days prior to the letter of credit reduction date, Tenant may reduce the amount of Letter of Credit required amount to $43,000.00 effective as of the end of the forty-second (42nd) full calendar month of the Term of the Lease. Notwithstanding anything to the contrary contained herein, if Tenant has been in default under this Lease at any time prior to the effective date of such reduction of the amount of the Letter of Credit and Tenant has failed to cure such default within any applicable cure period, then Tenant shall have no further right to reduce the amount of the Letter of Credit as described herein. Any reduction in the Letter of Credit amount shall be accomplished by Tenant providing Landlord with a substitute Letter of Credit in the reduced amount, which substitute Letter of Credit shall comply with the requirements of this Article 33.
ARTICLE 34    OPTION TO RENEW
34.1Tenant, provided (a) this Lease is in full force and effect, (b) Tenant is not in default beyond applicable notice and cure periods under any of the other terms and conditions of this Lease at the time of notification or commencement, and (c) Tenant has not assigned this Lease or subleased any of the Premises (except in connection with a transfer to an Affiliated Transferee), shall have one (1) option to renew (the “Renewal Option”) this Lease for a term of sixty (60) months (the “Renewal Term”), for the portion of the Premises being leased by Tenant as of the date the Renewal Term is to commence, on the same terms and conditions set forth in this Lease, except as modified by the terms, covenants and conditions as set forth below:
34.2If Tenant elects to exercise the Renewal Option, then Tenant shall provide Landlord with written notice no earlier than the date which is nine (9) months prior to the expiration of the original Term of this Lease but no later than the date which is six (6) months prior to the expiration of the original Term of this Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the Term of this Lease.
34.3The Minimum Monthly Rent in effect at the expiration of the original Term of this Lease shall be adjusted to reflect the Prevailing Market (defined below) rate as of the date the Renewal Term is to commence, taking into account the specific provisions of this Lease which will remain constant. Landlord shall advise Tenant of the new Minimum Monthly Rent for the Premises no later than thirty (30) days after receipt of Tenant’s written request therefor. Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise the Renewal Option under this Article 34. Said notification of the new Minimum Monthly Rent may include a provision for its escalation to provide for a change in fair market rental between the time of notification and the commencement of the Renewal Term.
34.4The Renewal Options are not transferable (except in the event of a transfer to an Affiliated Transferee); the parties hereto acknowledge and agree that they intend that the aforesaid options to renew this Lease shall be “personal” to Tenant and to any Affiliated Transferee and that in no event will any assignee or sublessee have any rights to exercise the aforesaid options to renew.
34.5If Tenant validly exercises the Renewal Option or if Tenant fails to validly exercise the Renewal Option, Tenant shall have no further right extend the term of this Lease.
34.6For purposes of this Article 34, “Prevailing Market” shall mean the arms’ length fair market annual rental rate per rentable square foot under leases entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and buildings comparable to the Building in the downtown San Jose, California area as of the date the Renewal Term is to commence, taking into account the specific provisions of this Lease which will remain constant, and may, if applicable, include parking charges. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses, insurance costs and taxes.
ARTICLE 35    RIGHT OF FIRST OFFER
35.1Following Landlord’s first leasing of the Offer Space (as defined below) after the date of this Amendment, Tenant shall have a one-time right of first offer (the “Offer Right”) with respect to the entirety of the second (2nd) floor, the third (3rd) floor, the fourth (4th) floor, the sixth (6th) floor and/or the ninth (9th) floor (each, an “Offer Space”). Tenant’s Offer Right shall be exercised as follows: at any time after Landlord has determined that an Offer Space has become Available (defined below), but prior to leasing such Offer Space to a party other than the existing tenant thereto, Landlord shall advise Tenant (the “Advice”) of the terms under which Landlord is prepared to lease such Offer Space to Tenant. For purposes hereof, such Offer Space shall be deemed to become “Available” if, following Landlord’s first leasing of such Offer Space following the date of this Amendment, Landlord determines that the existing tenant of such Offer Space will not extend or renew the term of its lease, or enter into a new lease for such Offer Space and Landlord intends to offer such Offer Space for lease to the public. Tenant may lease such Offer Space in its entirety only, under the terms set forth in the Advice, by delivering written notice of exercise to Landlord (the “Notice of Exercise”) within fifteen (15) days after the date of the Advice, except that Tenant shall have no such Offer Right and Landlord need not provide Tenant with an Advice with respect to such Offer Space, if:

35.1.1	Tenant is in default under the Lease at the time that Landlord would otherwise deliver the Advice; or

35.1.2	More than fifty percent (50%) of the Premises is sublet (other than to an Affiliated Transferee) at the time Landlord would otherwise deliver the Advice; or

35.1.3	the Lease has been assigned (other than to an Affiliated Transferee) prior to the date Landlord would otherwise deliver the Advice; or

35.1.4	Tenant or an Affiliated Transferee is not occupying at least fifty percent (50%) of the Premises on the date Landlord would otherwise deliver the Advice; or

35.1.5	such Offer Space is not intended for the exclusive use of Tenant during the Term; or

35.1.6	the existing tenant in such Offer Space is interested in extending or renewing its lease for such Offer Space or entering into a new lease for such Offer Space.

35.2The term for such Offer Space shall commence upon the commencement date stated in the Advice and thereupon such Offer Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice, including the termination date set forth in the Advice (which shall be coterminous with the termination date of this Lease), shall govern Tenant's leasing of such Offer Space and only to the extent that they do not conflict with the Advice, the terms and conditions of the Lease shall apply to such Offer Space. Tenant shall pay Base Rent, Tenant’s pro rata share of Operating Costs and any other additional rent for such Offer Space in accordance with the terms and conditions of the Advice.
35.3Such Offer Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of such Offer Space or the date the term for such Offer Space commences, unless the Advice specifies work to be performed by Landlord in such Offer Space, in which case Landlord shall perform such work in such Offer Space. If Landlord is delayed delivering possession of such Offer Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of such space, and the commencement of the term for such Offer Space shall be postponed until the date Landlord delivers possession of such Offer Space to Tenant free from occupancy by any party.
35.4The rights of Tenant hereunder with respect to such Offer Space shall terminate on the earlier to occur of: (i) twelve (12) months prior to the termination date of this Lease; (ii) Tenant's failure to exercise its Offer Right within the fifteen (15) day period provided in Section 35.1 above; and (iii) the date Landlord would have provided Tenant the Advice if Tenant had not been in violation of one or more of the conditions set forth in Section 35.1 above.
35.5If Tenant exercises its Offer Right, Landlord shall prepare an amendment (the “Offer Space Amendment”) adding such Offer Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, rentable square footage of the Premises, Tenant's pro rata share and other appropriate terms. A copy of such Offer Space Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return such Offer Space Amendment to Landlord within fifteen (15) days thereafter, but an otherwise valid exercise of the Offer Right shall be fully effective whether or not such Offer Space Amendment is executed.
35.6Notwithstanding anything herein to the contrary, Tenant’s Offer Right is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the date hereof.
ARTICLE 36    TEMPORARY SPACE
36.1During the period beginning on the later of the full and final execution of this Lease by Landlord and Tenant, delivery of the Security Deposit and all prepaid rental, if any, required under this Lease, delivery of all initial certificates of insurance required by this Lease (which certificates of insurance shall specifically cover both the Temporary Space during the Temporary Space Term, as hereinafter defined, and the Premises), and ending on the date that is fourteen (14) days after the Commencement Date of this Lease (such period being referred to herein as the "Temporary Space Term"), Landlord shall allow Tenant to use approximately 5,736 rentable square feet of space known as Suite 750 located in the Building as shown on Exhibit G of this Lease (the "Temporary Space") for the Permitted Use. During the Temporary Space Term, the Temporary Space shall be deemed the “Premises” for purposes of Articles 13, 14, 15 and 16 of the Lease. Such Temporary Space shall be accepted by Tenant in its “as-is” condition and configuration, it being agreed that Landlord shall be under no obligation to perform any work in the Temporary Space or to incur any costs in connection with Tenant’s move in, move out or occupancy of the Temporary Space. Tenant acknowledges that it shall be entitled to use and occupy the Temporary Space at its sole cost, expense and risk. Tenant shall not construct any improvements or make any alterations of any type to the

Temporary Space without the prior written consent of Landlord. All costs in connection with making the Temporary Space ready for occupancy by Tenant shall be the sole responsibility of Tenant.
36.2The Temporary Space shall be subject to all the terms and conditions of the Lease except as expressly modified herein, provided that no Minimum Monthly Rent for the Temporary Space shall be due during the Temporary Space Term. Tenant shall not be required to pay Tenant’s Proportionate Share of Operating Costs, Insurance Costs and Taxes for the Temporary Space during the Temporary Space Term. Tenant shall not be entitled to receive any allowances, abatement or other financial concession in connection with the Temporary Space which was granted with respect to the Premises unless such concessions are expressly provided for herein with respect to the Temporary Space, and the Temporary Space shall not be subject to any renewal or expansion rights of Tenant under the Lease.
36.3Upon termination of the Temporary Space Term, Tenant shall vacate the Temporary Space and deliver the same to Landlord in the same condition that the Temporary Space was delivered to Tenant, ordinary wear and tear excepted. At the expiration or earlier termination of the Temporary Space Term, Tenant shall remove all debris, all items of Tenant's personalty, and any trade fixtures of Tenant from the Temporary Space. Tenant shall be fully liable for all damage Tenant or Tenant's agents, employees, contractors, or subcontractors cause to the Temporary Space. Tenant shall have no right to hold over or otherwise occupy the Temporary Space at any time following the expiration or earlier termination of the Temporary Space Term, and in the event of such holdover, Landlord shall immediately be entitled to institute dispossessory proceedings to recover possession of the Temporary Space, without first providing notice thereof to Tenant. In the event of holding over by Tenant after expiration or termination of the Temporary Space Term without the written authorization of Landlord, Tenant shall pay, for such holding over, 125% of the monthly Minimum Monthly Rent due for the Premises at the rate in effect immediately preceding the expiration of the Temporary Space Term for each month or partial month of holdover up to sixty (60) days, and thereafter 150% of such Minimum Monthly Rent for each month or partial month of further holdover, plus all consequential damages that Landlord incurs as a result of the Tenant's hold over. During any such holdover, Tenant’s occupancy of the Temporary Space shall be deemed that of a tenant at sufferance, and in no event, either during the Temporary Space Term or during any holdover by Tenant, shall Tenant be determined to be a tenant-at-will under applicable law. While Tenant is occupying the Temporary Space, Landlord or Landlord's authorized agents shall be entitled to enter the Temporary Space, upon reasonable notice, to display the Temporary Space to prospective tenants.
ARTICLE 37    SIGNAGE
37.1Approval, Installation and Maintenance. Except as otherwise provided herein, Tenant shall not place on the Premises or on the Building or Common Areas of the Complex, any exterior signs or advertisements nor any interior signs or advertisements that are visible from the exterior of the Premises, without Landlord's prior written consent, which Landlord reserves the right to withhold for any aesthetic or other reason in its sole and absolute discretion. The cost of installation and regular maintenance of any such signs approved by Landlord shall be at the sole expense of Tenant. At the termination of this Lease, or any extension thereof, Tenant shall remove all its signs, and all damage caused by such removal shall be repaired at Tenant's expense. Landlord will include Tenant's name in the directory of tenant names for the Building.
37.2Floor Signs. At Landlord’s expense, Tenant will be entitled to Building standard elevator lobby signage to list Tenant's name in the elevator lobby of each floor on which space is leased by Tenant under this Lease.
37.3Building Sign(s). In the event that Tenant leases additional space such that the Premises are 30,000 or more rentable square feet in size, Tenant may also have one (1) sign with Tenant's name installed on the top of the Building on the top of one side of the Building and one (1) roof sign on the tower of the Building visible from the sky; provided that Landlord approves of the size, location, design and quality of such signs, Tenant obtains all governmental approvals for such sign and such sign otherwise complies with all applicable governmental laws, ordinances and rules (a "Building Sign"). At no additional cost or liability to Landlord, Landlord will cooperate with Tenant in obtaining all such approvals for the Building Sign. The failure of Tenant to obtain such approvals shall not release Tenant of any of its obligations under this Lease. In addition, Landlord shall have the right to terminate

Tenant's right to have the other remaining Building Sign on the top of the Building and require Tenant to remove such sign at any time that the Premises comprise less than 30,000 rentable square feet in size. Tenant shall remove such Building Sign as soon as is commercially reasonable after receipt of notice from Landlord, but not later than thirty (30) days after receipt of Landlord's termination notice.
37.4Building Directory. Tenant shall have its name listed in the directory of tenants in the lobby of the Building at Landlord’s expense.
37.5Signage Obligations. The installation of such sign(s) by Tenant shall constitute an alteration and Tenant shall comply with the requirements of this Lease for the construction of alterations with respect to the installation of such sign(s). Tenant shall be responsible for all costs repair and maintain such signs. At its expense, Tenant shall remove such signs prior to the expiration or earlier termination of this Lease, and repair any damage caused to the Building in connection therewith. Tenant shall indemnify, defend and hold harmless Landlord and its property manager and lender for all claims, demands, damages, losses, liabilities, costs and expenses, including, without limitation, reasonable attorney fees, arising from any injury to any person or damage to any property caused or in any way related to any such sign or the installation, repair, maintenance or removal of any such signs, including, without limitation, the sign on the Building. The foregoing signage rights are personal to the original party signing this Lease as Tenant and may not be transferred or assigned to or exercised by any other party except to the extent such other party is the assignee of the all of the Premises at the time of Transfer and Landlord has approved of the Transfer and the assignment of the signage rights under this Article 37. The foregoing signage rights under this Article 37 are personal to the original Tenant signing the Lease and any assignee under an assignment of this Lease that is approved by Landlord or constitutes a Permitted Transfer, but none of the rights may be assigned or transferred to or exercised by any sublessee or transferee under a Transfer.
ARTICLE 38    MISCELLANEOUS PROVISIONS
38.1Effect of Waiver. The waiver by Landlord or Tenant of any breach of any Lease provision by the other party shall not be deemed to be a waiver of such Lease provision or any subsequent breach of the same or any other term, covenant or condition therein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. Any failure by Landlord or Tenant to insist upon strict performance by the other of this Lease of any of the terms and provisions of this Lease or any guaranty of this Lease shall not be deemed to be a waiver of any of the terms or provisions of this Lease or such guaranty, and Landlord or Tenant, as the case may be, shall have the right thereafter to insist upon strict performance by the other of any and all of them.
38.2Holding Over. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be One Hundred Twenty-five Percent (125%) of the monthly Minimum Monthly Rent due for the Premises at the rate in effect immediately preceding the expiration of the Term of this Lease for each month or partial month of holdover up to sixty (60) days, and thereafter One Hundred Fifty Percent (150%) of such Minimum Monthly Rent for each month or partial month of further holdover, plus Tenant’s Proportionate Share of Operating Costs, Real Estate Taxes and Insurance, prorated on a daily basis, and Tenant also pay all damages sustained by Landlord by reason of such retention. If Landlord gives notice to Tenant of Landlord’s election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Section 38.2 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law. Additionally, in the event that upon termination of this Lease, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease, then Landlord, after ten (10) days’ prior written notice to

Tenant, shall have the right to perform any such obligations as it deems necessary at Tenant’s sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this section shall apply.
38.3Binding Effect. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.
38.4Time of the Essence. Time is of the essence of this Lease with respect to each and every article, section and subsection hereof.
38.5Release of Landlord. If, during the term of this Lease, Landlord shall sell its interest in the Building or Complex of which the Premises form a part, or the Premises, then from and after the effective date of the sale or conveyance, Landlord shall be released and discharged from any and all obligations and responsibilities under this Lease, except those already accrued.
38.6Rules and Regulations. Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas and Building and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations with respect thereto. Tenant agrees to abide by and conform to all such rules and regulations, and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform. Landlord shall not be responsible to Tenant for the non-compliance with said rules and regulations by other tenants of the Building or Complex.
38.7Transfer to Purchaser. If any security be given by Tenant to secure the faithful performance of all or any of the covenants of this Lease on the part of Tenant, Landlord may transfer and/or deliver the security, as such, to the purchaser of the reversion, in the event that the reversion be sold, and thereupon Landlord shall be discharged from any further liability in reference thereto.
38.8Late Charges. Tenant acknowledges that late payment by Tenant to Landlord of rent or any other payment due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any installment of rent, or any other payment due hereunder from Tenant is not received by Landlord when due, Tenant shall pay to Landlord an additional sum of ten percent (10%) of such rent or other charge as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the cost that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant default with respect to the overdue amount, or prevent Landlord from exercising any other rights or remedies available to Landlord
38.9Interest. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the lesser of ten percent (10%) per annum or the maximum rate of interest permitted to be contracted for by law. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease.
38.10Authorization to Execute. If Tenant is a corporation, limited liability company, partnership or other entity, each individual executing this Lease on behalf of said organization represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said organization in accordance with a duly adopted resolution or other applicable authorization of said organization, and that this Lease is binding upon said organization in accordance with its terms. Further, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of a resolution or other applicable authorization of said organization authorizing or ratifying the execution of this Lease.

38.11Captions. The captions of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.
38.12Number and Gender. Whenever the singular number is used in this Lease and when required by the context, the same shall include the plural, the plural shall include the singular, and the masculine gender shall include the feminine and neuter genders, and the word “person” shall include corporation, firm or association. If there be more than one Tenant, the obligations imposed under this Lease upon Tenant shall be joint and several.
38.13Modifications. This instrument contains all of the agreements, conditions and representations made between the parties to this Lease and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties to this Lease.
38.14Payments. Except as otherwise expressly stated, each payment required to be made by Tenant shall be in addition to and not in substitution for other payments to be made by Tenant.
38.15Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.
38.16No Offer. The preparation and submission of a draft of this Lease by either party to the other shall not constitute an offer, nor shall either party be bound to any terms of this Lease or the entirety of this Lease itself until both parties have fully executed a final document and an original signature document has been received by both parties. Until such time as described in the previous sentence, either party is free to terminate negotiations with no obligation to the other.
38.17Light, Air and View. No diminution of light, air, or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant’s obligations hereunder.
38.18Public Transportation Information. Tenant shall establish and maintain during the Term hereof a program to encourage maximum use of public transportation by personnel of Tenant employed on the Premises, including without limitation the distribution to such employees of written materials explaining the convenience and availability of public transportation facilities adjacent or proximate to the Complex, staggering working hours of employees, and encouraging use of such facilities, all at Tenant’s sole reasonable cost and expense. Tenant shall comply with all requirements of any local transportation management ordinance.
38.19Joint and Several Liability. Should Tenant consist of more than one person or entity, they shall be jointly and severally liable on this Lease.
38.20Survival of Obligations. All obligations of Tenant which may accrue or arise during the term of this Lease or as a result of any act or omission of Tenant during said term shall, to the extent they have not been fully performed, satisfied or discharged, survive the expiration or termination of this Lease.
38.21Real Estate Brokers. Landlord and Tenant each represents and warrants to the other party that it has not authorized or employed, or acted by implication to authorize or employ, any real estate broker or salesman to act for it in connection with this Lease, except for the Broker identified in Article 1. Landlord and Tenant shall each indemnify, defend and hold the other party harmless from and against any and all claims by any real estate broker or salesman whom the indemnifying party authorized or employed, or acted by implication to authorize or employ, to act for the indemnifying party in connection with this Lease.
38.22Waiver of California Code Sections. In this Lease, numerous provisions have been negotiated by the parties, some of which provisions are covered by statute. Whenever a provision of this Lease and a provision of any statute or other law cover the same matter, the provisions of this Lease shall control. Therefore, Tenant waives (for itself and all persons claiming under Tenant) the provisions of Civil Code Sections 1932(2) and 1933

(4) with respect to the destruction of the Premises; Civil Code Sections 1941 and 1942 with respect to Landlord’s repair duties and Tenant’s right to repair; Code of Civil Procedure Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises by condemnation as herein defined; and any right of redemption or reinstatement of Tenant under any present or future case law or statutory provision (including Code of Civil Procedure Sections 473 and 1179 and Civil Code Section 3275) in the event Tenant is dispossessed from the Premises for any reason. This waiver applies to future statutes enacted in addition to or in substitution for the statutes specified herein.

38.23Quiet Enjoyment. So long as Tenant pays all of the Minimum Monthly Rent, all additional rent and other sums and charges under this Lease and otherwise performs all of its obligations in this Lease, Tenant shall have the right to possession and quiet enjoyment of the Premises free from any unreasonable disturbance or interference, subject to the terms and provisions of this Lease. Landlord represents and warrants that it has the full right and power to execute and perform this Lease and to grant the estate demised herein.
38.24Counterparts. This Lease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one agreement.
IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first written above.

LANDLORD: PARK CENTER PLAZA INVESTORS, L.P., a Delaware limited partnership By: /s/ Joseph I. Neverauskas Name: Joseph I. Neverauskas Its: SVP	TENANT: OVERLAND STORAGE, INC., a California corporation By: /s/ Eric Kelly Name: Eric Kelly Its: President and CEO By: ______________________ Name: ______________________ Its: ______________________

EXHIBIT A – PLAN OF COMPLEX
attached to and made a part of the Lease bearing the
Lease Reference Date of February 9, 2010, between
PARK CENTER PLAZA INVESTORS, L.P., a Delaware limited partnership, as Landlord, and OVERLAND STORAGE, INC., a California corporation, as Tenant

Exhibit A is intended only to show the general layout of the Complex as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building and/or Complex and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

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A-1

EXHIBIT B – FLOOR PLAN OF PREMISES
attached to and made a part of the Lease bearing the
Lease Reference Date of February 9, 2010, between
PARK CENTER PLAZA INVESTORS, L.P., a Delaware limited partnership, as Landlord, and OVERLAND STORAGE, INC., a California corporation, as Tenant

Exhibit B is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

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EXEC. OFFICE 1312
8'X10'
8'X10'
6'X8'
6'X8'
6'X8'
EXEC. OFFICE 1320
OPEN OFFICE 1319
STORAGE 1321
EXEC. OFFICE 1311
OFFICE 1323
OFFICE HR 1324
STOR. COPY/ 1322
8'X10'
8'X8'
3'-10"
SERVER 1326
ELEC. 1325
LOBBY 1300
BOARD RM 1329
PLASMA
OPEN OFFICE 1327
CONFERENCE 1302
OPEN OFFICE 1328
RECEPTION 1301
CEO 1307
CONFERENCE 1306
OFFICE 1305
OFFICE 1304
STOR./ MAIL 1303

GENERAL NOTES:

1. NEW UPPER AND LOWER CABINETS AT RM. #1303.
2. CARPET, VCT, BASE AND PAINT TO BE BUILDING STANDARD.
3. ALL FURNITURE SHOWN (DASHED LINES) TO BE PROVIDED BY TENANT.

SUMMARY:

8	OFFICES
3	CONFERENCE
3	8X10 WORKSTATION
4	8X9 WORKSTATION
3	8X8 WORKSTATION
22	6X8 WORKSTATION

aai
architecture + interior design
SAN JOSE PLEASANTON
www.aaidesign.com

OVERLAND DATA STORAGE

SPACE PLAN (OPTION 6)
125 S. MARKET - 13TH FLOOR
3351
3/32"=1'-0"
02/04/2010

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EXHIBIT C – WORK LETTER FOR CONSTRUCTION OBLIGATIONS
attached to and made a part of the Lease bearing the
Lease Reference Date of February 9, 2010, between
PARK CENTER PLAZA INVESTORS, L.P., a Delaware limited partnership, as Landlord, and OVERLAND STORAGE, INC., a California corporation, as Tenant

1.
Landlord shall perform improvements to the Premises in accordance with the plans prepared by AAI, dated February 4, 2010 and attached hereto as Schedule 2 to Exhibit C (the “Plans”). The improvements to be performed by Landlord in accordance with the Plans are hereinafter referred to as the “Tenant Improvements.” It is agreed that construction of the Tenant Improvements will be completed at Landlord’s sole cost and expense (subject to the terms of Section 2 below) using Building standard methods, materials and finishes. Landlord shall enter into a direct contract for the Tenant Improvements with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Tenant Improvements. Landlord's supervision or performance of any work for or on behalf of Tenant shall not be deemed a representation by Landlord that such Plans or the revisions thereto comply with applicable insurance requirements, building codes, ordinances, laws or regulations, or that the improvements constructed in accordance with the Plans and any revisions thereto will be adequate for Tenant's use, it being agreed that Tenant shall be responsible for all elements of the design of Tenant’s Plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment).

2.
If Tenant requests, as a part of the Tenant Improvements, alterations or modifications to the mechanical and/or electrical systems serving the Premises (including, without limitation, the lab portion of Suite 200) that are, in Landlord’s sole discretion, in excess of what Landlord reasonably determines Tenant requires (considering Tenant’s use of such space), such alterations or modifications shall be at Tenant’s sole cost and expense. If Tenant shall request any revisions to the Plans after the same have been approved by Landlord and Tenant, Landlord shall have such revisions prepared at Tenant's sole cost and expense and Tenant shall reimburse Landlord for the cost of preparing any such revisions to the Plans, plus any applicable state sales or use tax thereon, upon demand. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost in the Tenant Improvements, if any, resulting from such revisions to the Plans. Tenant, within one business day, shall notify Landlord in writing whether it desires to proceed with such revisions. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested revision. Tenant shall be responsible for any Tenant Delay in completion of the Premises resulting from any revision to the Plans. If such revisions result in an increase in the cost of Tenant Improvements, such increased costs, plus any applicable state sales or use tax thereon, shall be payable by Tenant upon demand. Notwithstanding anything herein to the contrary, all revisions to the Plans shall be subject to the approval of Landlord.

3.
Subject to the provisions contained herein, so long as Tenant is not in default under the Lease, Tenant, by delivering written notice to Landlord, shall be entitled to an amount not to exceed $83,108.00 (i.e., a sum equal to $4.00 per rentable square foot in the Premises) (the “Allowance”) to be applied toward (i) Moving and Relocation Costs (as defined below) and/or (ii) the purchase of furnishings, fixtures and equipment (collectively, the “FF&E”) to be located at all times at the Premises and for use by Tenant in the Premises. Tenant shall own all the FF&E and shall be responsible for all costs associated with such FF&E including, without limitation, the cost of insuring the same, all maintenance and repair costs, removal and restoration costs, and taxes), and the FF&E shall be the property of Tenant. Tenant shall maintain and repair the FF&E in good and working order and shall insure the FF&E to the same extent Tenant is required to insure Tenant’s property pursuant to the terms of the Lease. As used herein, “Moving and Relocation Costs” shall be deemed to mean the cost of moving Tenant’s employees (including related furniture and fixtures) currently

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located at a different location into the Premises. Landlord shall disburse the Allowance, or applicable portion thereof, to Tenant within forty-five (45) days after Tenant’s written request therefor, accompanied by such reasonable supporting documentation as requested by Landlord. In the event that the Lease is terminated prior to the termination date of the Lease, Tenant, at Landlord’s election, shall pay to Landlord the unamortized portion of the costs of the Allowance (no later than the date of such early termination of the Lease), or the FF&E shall remain the property of Landlord and Tenant shall and, in such event, hereby does, waive all of its rights thereto.

4.
Any additional construction, alterations or improvements to the Premises that Tenant wishes to make over and above the Tenant Improvements (the “Additional Alterations”) shall be performed by Tenant at its sole cost and expense using contractors selected by Tenant and approved by Landlord and shall be governed in all respects by the terms of the Lease, including without limitation Article 12. In any and all events, the Commencement Date shall not be postponed or delayed if any Additional Alterations to the Premises that Tenant elects to make are incomplete on the Commencement Date for any reason whatsoever. Any delay in the completion of any such Additional Alterations to the Premises shall not subject Landlord to any liability for any loss or damage resulting therefrom.

5.
Upon Tenant’s written request, and provided Tenant is not in default beyond applicable notice and cure periods, Tenant shall be entitled to request an additional allowance (the “Additional Allowance Request”) of up to $331,892.00 (the “Maximum Additional Allowance”) from Landlord in order to finance the costs of such Additional Alterations during the initial Term. The amount of the Maximum Additional Allowance requested by Tenant is referred to as the “Additional Allowance”. In order to request the Additional Allowance, Tenant must complete, execute and deliver to Landlord, no later than sixty (60) days prior to the Final Additional Allowance Disbursement Date (defined below), the “Request for Additional Allowance” in the form attached hereto as Schedule 1. Provided Tenant is not in default beyond any applicable notice and cure period under the Lease, Landlord (subject to Section 7 below) shall disburse the Additional Allowance to Tenant or, at Landlord’s option, to Tenant’s contractor, for payment of the costs of the Additional Alterations in accordance with the provisions applicable for the disbursement of the Allowance set forth above. In no event shall Tenant be entitled to any disbursement of the Additional Allowance after the date that is six (6) months following the date that the Tenant Improvements are substantially complete (the “Final Additional Allowance Disbursement Date”). The parties acknowledge and agree that the Minimum Monthly Rent set forth in Section 1.09 of the Lease assumes that Tenant will request the entire Maximum Additional Allowance. If Tenant requests less than the Maximum Additional Allowance, the amount of Minimum Monthly Rent set forth in Section 1.09 of the Lease shall be proportionately decreased over the remainder of the Term taking into account the actual amount of the Additional Allowance, and the parties will promptly enter into an amendment to the Lease to evidence the same. If Tenant is in default under the Lease after the expiration of applicable cure periods, the entire unpaid balance of the Additional Allowance paid to or on behalf of Tenant shall become immediately due and payable and, except to the extent required by applicable law, shall not be subject to mitigation or reduction in connection with a reletting of the Premises by Landlord.

If at any time prior to disbursement of the Additional Allowance it is determined that Landlord and/or any Landlord Affiliate (as described above) owns more than ten percent (10%) of an Ownership Interest in Tenant (as such term is described in the Request Form For Additional Allowance attached as Schedule 1), then, rather than Landlord applying the Additional Allowance, Landlord may cause a Landlord Affiliate to apply the Additional Allowance to the Excess Costs and, as a condition to the Landlord Affiliate making such application of the Additional Allowance, Tenant shall execute and deliver to the Landlord Affiliate a commercially reasonable promissory note, prepared by Landlord or the Landlord Affiliate, which will evidence the Tenant’s obligation to repay the Additional Allowance to the Landlord Affiliate or its assigns generally in accordance with the repayment provisions described in Section 5 above.

6.
Landlord’s obligation to disburse the Additional Allowance and the right to receive repayment of same from Tenant, as described above, is referred to herein as the “Loan”. Notwithstanding anything to the contrary

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contained in the Lease or this Exhibit C, Landlord may transfer or assign all or part of the Loan, without the prior consent of Tenant, as follows: (a) if Landlord or any subsequent permitted assignee of the Loan is a partnership or limited liability company, in a distribution without consideration, to a partner (including a limited partner) of such partnership or a member of such limited liability company; (b) to any parent or majority-owned subsidiary of Landlord (or, with respect to a permitted assignee holding the Loan, to the parent or majority-owned subsidiary of such permitted assignee); or (c) to any “affiliate” (as defined in Rule 12b-2 of the Exchange Act) of Landlord (or, with respect to a permitted assignee holding the Loan, to any affiliate of such permitted assignee) (for convenience, each and all of the foregoing entities described above is referred to as a “Landlord Affiliate”). In the event of any such assignment of the Loan, Tenant, upon request of Landlord, shall execute and deliver to Landlord, or the Landlord Affiliate, a commercially reasonable promissory note, prepared by Landlord or the Landlord Affiliate, which will evidence the Tenant’s obligation to repay the Additional Allowance to the Landlord or the Landlord Affiliate, as applicable, generally in accordance with the repayment provisions described in Section 5 above.

7.
This Exhibit C shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

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SCHEDULE 1 TO EXHIBIT C – REQUEST FOR ADDITIONAL ALLOWANCE
REQUEST FOR ADDITIONAL ALLOWANCE

TO: Landlord

DATE: _______________________

REGARDING: Lease dated as of February 9, 2010, by and between _____________, as “Landlord”, and _______________________________, as “Tenant”, as same may have been amended from time to time, (collectively, the “Lease”), relating to which Landlord has leased to Tenant certain premises in the building located at ______________________________ (the “Building”).

REQUEST FOR ADDITIONAL ALLOWANCE: Pursuant to Section 5 (the “Additional Allowance Provision”) of Exhibit C to the Lease, Tenant hereby requests that Landlord disburse $___________ of the Maximum Additional Allowance (as defined in the Additional Allowance Provision) to Tenant for the purposes allowed therein. It is understood that the Additional Allowance requested by Tenant shall be disbursed as described in the Additional Allowance Provision, and Tenant shall repay such sum as described in the Additional Allowance Provision.

REPRESENTATION BY TENANT: Tenant recognizes and acknowledges that Landlord intends to qualify as a “real estate investment trust” for purposes of the Internal Revenue Code and that maintaining such status is of material concern to Landlord. Accordingly, Tenant represents and warrants to Landlord that as of the date hereof [Instruction to Tenant: check (a) or (b) below, but not both. If (a) is checked, then (b) is not applicable; and if (b) is checked, then (a) is not applicable.]:

_____ (a)
the disbursement of the Additional Allowance to Tenant and to be repaid to Landlord (the “Loan”), plus all other securities of Tenant held by Landlord or, to the knowledge of Tenant, any affiliate of Landlord (such other securities, collectively, the “Other Securities”), do not constitute 10% or more of either (a) the total voting power of all outstanding securities of Tenant on an aggregate basis or (b) the total dollar value of all outstanding securities of Tenant on an aggregate basis (each of the foregoing items (a) and (b) are referred to as an “Ownership Interest in Tenant”). Tenant shall notify Landlord of any redemption, repurchase or other actions taken by Tenant or any other person, which would cause the Loan plus all Other Securities to constitute ten percent (10%) or more of either (i) the total voting power of all outstanding securities of Tenant on an aggregate basis or (ii) the total dollar value of all outstanding securities of Tenant on an aggregate basis. For purposes of this provision, the term “securities” (or, in the singular, “security”) shall have the meaning used for such term in the Investment Company Act of 1940, as amended.

OR

_____ (b)
Tenant is unable to make the representation in subsection (a) above because Landlord and/or the affiliate(s) of Landlord do hold 10% or more of an Ownership Interest in Tenant (as described above), as described more fully below:

______________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

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________________________________________________________________________________________________________________________________________________________________________________________________

The undersigned represents hereby that he or she has the authority to execute and deliver this Request Form on behalf of the Tenant, and the Tenant shall be fully bound hereby.

TENANT:

______________________________
______________________________
By: _________________________
Name: _______________________
Title: ________________________

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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SCHEDULE 2 TO EXHIBIT C – PLANS

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EXHIBIT D – ACKNOWLEDGEMENT OF COMMENCEMENT DATE
attached to and made a part of the Lease bearing the
Lease Reference Date of February 9, 2010, between
PARK CENTER PLAZA INVESTORS, L.P., a Delaware limited partnership, as Landlord, and OVERLAND STORAGE, INC., a California corporation, as Tenant

ACKNOWLEDGEMENT OF COMMENCEMENT DATE
THIS ACKNOWLEDGEMENT OF COMMENCEMENT DATE made as of ______, 20___, by and between ______ (“Landlord”) and ______ (“Tenant”).
Recitals:

A
Landlord and Tenant are parties to that certain Office Lease, dated for reference ______, 20__ (the “Lease”) for certain premises (the “Premises”) consisting of approximately ___ square feet at the building commonly known as Cityview Plaza.

Sample Only

B.	Tenant is in possession of the Premises and the Term of the Lease has commenced.

C.	Landlord and Tenant desire to enter into this document to confirm the Commencement Date, the expiration date of the initial Term and other matters under the Lease.
NOW, THEREFORE, Landlord and Tenant agree as follows:
1.    The actual Commencement Date is ______.
2.    The actual expiration date of the initial Term of the Lease is ______.

3.	The schedule of the Minimum Monthly Rent set forth in Section 1.9 of Article 1 of the Lease (Salient Lease Terms) is deleted in its entirety, and the following is substituted therefor:
[insert rent schedule]
4.    Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD: PARK CENTER PLAZA INVESTORS, L.P., a Delaware limited partnership By: __DO_NOT-SIGN________ Name: _______________________ Its: _______________________
TENANT:

OVERLAND STORAGE, INC., a California corporation

By: __DO_NOT-SIGN________
Name: ______________________
Its: ______________________

By: __DO_NOT-SIGN________
Name: ______________________
Its: ______________________

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D-1

EXHIBIT E – RULES AND REGULATIONS
attached to and made a part of the Lease bearing the
Lease Reference Date of February 9, 2010, between
PARK CENTER PLAZA INVESTORS, L.P., a Delaware limited partnership, as Landlord, and OVERLAND STORAGE, INC., a California corporation, as Tenant

1.
No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at Tenant’s expense by a vendor designated or approved by Landlord. In addition, Landlord reserves the right to change from time to time the format of the signs or lettering and to require previously approved signs or lettering to be appropriately altered.

2.
If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.

3.
Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, or stairways of the Building. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

4.
Any directory of the Building, if provided, will be exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names. Landlord reserves the right to charge for Tenant’s directory listing.

5.
All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant’s property by the janitor or any other employee or any other person.

6.
The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed. No foreign substance of any kind whatsoever shall be thrown into any of them, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

7.
Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord. Tenant will comply with any and all recycling procedures designated by Landlord.

8.
Landlord will furnish Tenant two (2) keys free of charge to each door in the Premises that has a passage way lock. Landlord may charge Tenant a reasonable amount for any additional keys, and Tenant shall not make or have made additional keys on its own. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

9.
If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant. No boring or cutting for wires will be allowed without the prior written consent of Landlord.

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10.
No equipment, materials, furniture, packages, bulk supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. The persons employed to move such equipment or materials in or out of the Building must be acceptable to Landlord.

11.
Tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building to such a degree as to be objectionable to Landlord or to any tenants shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

12.
Landlord shall in all cases retain the right to control and prevent access to the Building of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation or interests of the Building and its tenants, provided that nothing contained in this rule shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

13.	Tenant shall not use any method of heating or air conditioning other than that supplied or approved in writing by Landlord.

14.
Tenant shall not waste electricity, water or air conditioning. Tenant shall keep corridor doors closed. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

15.
Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion, and which consent may in any event be conditioned upon Tenant’s execution of Landlord’s standard form of license agreement. Tenant shall be responsible for any interference caused by such installation.

16.
Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork, plaster, or drywall (except for pictures, tackboards and similar office uses) or in any way deface the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

17.
Tenant shall not install, maintain or operate upon the Premises any vending machine without Landlord’s prior written consent, except that Tenant may install food and drink vending machines solely for the convenience of its employees.

18.	No cooking shall be done or permitted by any tenant on the Premises, except that Underwriters’ Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar

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beverages shall be permitted provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

19.
Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with the rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

20.	Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed in any parking lot.

21.
Tenant shall not use the name of the Building or any photograph or likeness of the Building in connection with or in promoting or advertising Tenant’s business, except that Tenant may include the Building name in Tenant’s address. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building.

22.
Tenant requests for services must be submitted to the Building office by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

23.	Tenant shall not permit smoking or carrying of lighted cigarettes or cigars other than in areas designated by Landlord as smoking areas.

24.
Canvassing, soliciting, distribution of handbills or any other written material in the Building is prohibited and each tenant shall cooperate to prevent the same. No tenant shall solicit business from other tenants or permit the sale of any good or merchandise in the Building without the written consent of Landlord.

25.	Tenant shall not permit any animals other than service animals, e.g. seeing-eye dogs, to be brought or kept in or about the Premises or any common area of the Building.

26.
These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

27.
Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building, and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

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EXHIBIT F – FORM OF LETTER OF CREDIT
attached to and made a part of the Lease bearing the
Lease Reference Date of February 9, 2010, between
PARK CENTER PLAZA INVESTORS, L.P., a Delaware limited partnership, as Landlord, and OVERLAND STORAGE, INC., a California corporation, as Tenant

IRREVOCABLE STANDBY LETTER OF CREDIT
NUMBER __________
ISSUANCE DATE:________________

BENEFICIARY:	APPLICANT:

[Landlord]	[Tenant]
[Address]	[Address]
With copies of all notices to:

AMOUNT:	EXPIRATION:
USD $__________________	___________, 20__, OR AS EXTENDED

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER ________ IN YOUR FAVOR AND AUTHORIZE YOU TO DRAW ON US, FOR THE ACCOUNT OF APPLICANT, UP TO AN AGGREGATE AMOUNT OF ________________________ AND 00/100 UNITED STATES DOLLARS (USD $ ___________), AVAILABLE BY YOUR DRAFT(S) AT SIGHT IN THE FORM OF EXHIBIT A ATTACHED HERETO, DRAWN ON US, TO BE ACCOMPANIED BY:

1.	THE ORIGINAL LETTER OF CREDIT, AND

2.	ORIGINAL BENEFICIARY’S CERTIFICATE, PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF BENEFICIARY OR OF ITS AUTHORIZED AGENT, IN THE FORM OF EXHIBIT B ATTACHED HERETO.
PARTIAL DRAWINGS ARE PERMITTED UNDER THIS LETTER OF CREDIT.
IT IS A CONDITION OF THE LETTER OF CREDIT THAT IT SHALL BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR PERIODS OF ONE YEAR FROM THE EXPIRATION DATE OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE EXPIRATION DATE WE SHALL NOTIFY YOU IN WRITING VIA OVERNIGHT COURIER, OF OUR INTENTION NOT TO RENEW THIS LETTER OF CREDIT FOR ANY SUCH ADDITIONAL PERIOD.

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THIS STANDBY LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING WHICH SHALL NOT IN ANY WAY BE MODIFIED, AMENDED, AMPLIFIED, OR LIMITED BY REFERENCE TO ANY DOCUMENT, INSTRUMENT, OR AGREEMENT, WHETHER OR NOT REFERRED TO HEREIN.
THIS ORIGINAL STANDBY LETTER OF CREDIT MUST BE SUBMITTED TO US TOGETHER WITH ANY DRAWINGS HEREUNDER FOR OUR ENDORSEMENT OF ANY PAYMENTS EFFECTED BY US AND/OR FOR CANCELLATION.
ALL DRAFTS MUST BE MARKED “DRAWN UNDER __________________ STANDBY LETTER OF CREDIT NUMBER ________.”
WE AGREE WITH YOU TO PAY DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT PRESENTED AT OUR OFFICE IN __________________, TOGETHER WITH THIS STANDBY LETTER OF CREDIT AND DOCUMENTS SPECIFIED ON OR BEFORE THE CLOSE OF OUR BUSINESS ON THE EXPIRATION DATE, AS EXTENDED FROM TIME TO TIME.
THIS LETTER OF CREDIT IS FOR THE BENEFIT OF BENEFICIARY AND ITS SUCCESSORS AND ASSIGNS. SHOULD YOU WISH TO EFFECT A TRANSFER UNDER THIS CREDIT, SUCH TRANSFER WILL BE SUBJECT TO THE RETURN TO US OF THE ORIGINAL CREDIT INSTRUMENT, ACCOMPANIED BY OUR FORM OF TRANSFER IN THE FORM OF EXHIBIT C ATTACHED HERETO, PROPERLY COMPLETED AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF YOUR FIRM, AND SUBJECT TO PAYMENT OF OUR CUSTOMARY TRANSFER CHARGES, NOT TO EXCEED $500.00.
THIS CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590, OR ANY SUBSEQUENT REVISION THERETO.
YOURS VERY TRULY,
_______________________
__________________________________
AUTHORIZED SIGNATURE

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EXHIBIT A TO LETTER OF CREDIT NO. ________
FORM OF SIGHT DRAFT
Dated: , 20__
Pay to the order of ______________ [Beneficiary], the sum of __________________ Dollars ($____________) drawn on _________________ [Issuer], as issuer of its Irrevocable Letter of Credit No. ____________, dated __________, 20__.
[Beneficiary]
By:    ___________________________________
Its:    Authorized Representative

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EXHIBIT B TO LETTER OF CREDIT NO. ________
FORM OF CERTIFICATE
The undersigned hereby certifies that (i) he or she is authorized to execute this certificate on behalf of _______________________, the beneficiary under that certain Irrevocable Letter of Credit No. ___ issued by ___________________________ (the “Letter of Credit”), and (ii) the Landlord is entitled to draw on the Letter of Credit pursuant to that certain lease dated for reference ________ between ____________, landlord, and________________, tenant, as amended from time to time.
[Beneficiary]
By:    ___________________________________
Its:    Authorized Representative
Date:    ___________________________________

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EXHIBIT C TO LETTER OF CREDIT NO. ________
FORM OF TRANSFER

[Name and Address of Issuing Bank]
Ladies and Gentlemen:
We refer to your enclosed Irrevocable Letter of Credit No. _______ (the “Letter of Credit”) in the available amount of US $_________________.
We hereby assign all of our right, title and interest as beneficiary under the Letter of Credit to _________________________(“Transferee”), whose address is ______________________.
Upon your acknowledgment of this transfer of the Letter of Credit and receipt by us of your acknowledgment and the acknowledgment by the Transferee of this transfer notice, the Letter of Credit shall be deemed to have been transferred to the Transferee.
(Name of Beneficiary)
By:    ___________________________________
Its:    Authorized Representative
Date:    ___________________________________

Agreed and Accepted:
(Name of Issuer)

By:    ___________________________________
Its:    Authorized Representative
Date:    ___________________________________

Acknowledged:

(Name of Transferee)

By:    ___________________________________
Its:    Authorized Representative
Date:    ___________________________________

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EXHIBIT G – TEMPORARY SPACE
attached to and made a part of the Lease bearing the
Lease Reference Date of February 9, 2010, between
PARK CENTER PLAZA INVESTORS, L.P., a Delaware limited partnership, as Landlord, and OVERLAND STORAGE, INC., a California corporation, as Tenant
Suite 750

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G-1

ADDENDUM NO. 1

This ADDENDUM NO. 1 (this “Addendum”) is made in connection with and is a part of that certain Lease, dated as of February 9, 2010, by and between PARK CENTER PLAZA INVESTORS, L.P., a Delaware limited partnership, as Landlord, and OVERLAND STORAGE, INC., a California corporation, as Tenant (the “Lease”).

1.    Definitions and Conflict. All capitalized terms referred to in this Addendum shall have the same meaning as provided in the Lease, except as expressly provided to the contrary in this Addendum. In case of any conflict between any term or provision of the Lease and any exhibits attached thereto and this Addendum, this Addendum shall control.

2.    Parking. Tenant shall have the right to use during the Term of the Lease up to forty-five (45) parking stalls in the Cityview Plaza parking garage, for the Term of the Lease at the then prevailing market rate as set forth by the tenant and/or operator of each such parking garage (each such parking facility shall be referred to herein as the “Parking Garage”) for each parking space; provided, however, that (a) Tenant shall not be required to pay for any of Tenant’s parking spaces for the first twenty-nine (29) months of the initial Term, and (b) thereafter during the initial Term, Tenant shall pay the prevailing market rate for such parking spaces. Five (5) of such parking stalls will be reserved at a location to be mutually agreed upon (in close proximity to the Building), and the balance will be on an unreserved basis. Landlord shall have the right to designate from time to time in which areas of such Parking Garage the foregoing parking spaces will be located; however (except to the extent expressly provided herein) such designation shall not be construed as providing Tenant with any reserved or marked parking.

2.1    Notice of Exercise. To exercise its rights to use any or all of such spaces, Tenant agrees that it must enter into a parking agreement, in the form reasonably required by the applicable tenant or operator of the applicable Parking Garage, and comply with the requirements of such tenant or operator of said Parking Garage.

2.2    General Procedures. The parking spaces will not be separately identified and Landlord shall have no obligation to monitor the use of the Parking Garage, nor shall Landlord be responsible for any loss or damage to any vehicle or other property at the Parking Garage or for any injury to any person. Said parking spaces shall be used only for parking of automobiles no larger than full size passenger automobiles or pick-up trucks. Tenant shall comply with all rules and regulations of the tenant or operator of the Parking Garage where the parking spaces are located. A failure by Tenant or any of its employees, suppliers, shippers, customers or invitees to comply with the foregoing provisions shall subject Tenant to the loss of use of such parking spaces, in which case the Lease shall continue without any abatement in rent or charge to Landlord.

2.3    Force Majeure. Landlord’s agreement to provide or arrange for the parking spaces as provided herein shall be subject to casualties, Acts of God and other events beyond the control of Landlord.

2.4    Condition. Tenant’s rights to any parking spaces under this Section 2 are expressly conditioned upon (a) Tenant not being in default (after notice and the expiration of the applicable cure period) of any term or provision of the Lease, and (b) Tenant or any Affiliated Transferee being in occupancy of the Premises.

2.5    Limitation. Landlord shall not be responsible for any loss or damage to property or injury to persons in or about the Parking Garage; it being acknowledged by the parties that Tenant assumes all risk of loss or damage at or about any parking garage. The parking rights available to Tenant hereunder are personal to Tenant, but not any assignee, sublessee or transferee under any Transfer referred to in the Lease, other than an Affiliated Transferee.